Exhibit 4.1

BP p.l.c.

Company Number: 102498

Memorandum and Articles of Association of BP p.l.c.

A public company limited by shares

Incorporated in England & Wales on 14 April 1909

(Articles of Association adopted by Special

Resolution passed on 21 May 2018)

BP p.l.c.

Company Number: 102498

Memorandum of Association of BP p.l.c.

WE, the several persons whose names and addresses are subscribed are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

Number of Preference Shares
Names, Addresses and Descriptions of Subscribers	taken by each Subscriber
Strathcona,
28 Grosvenor Square, London W.,	One thousand
G.C.M.G., G.C.V.O.	Preference
Charles William Wallace,
Director, The Burmah Oil Company, Limited,	One thousand
Winchester House, Old Broad Street,	Preference
London E.C.
Francis of Teck,
36 Welbeck Street, London W.	One thousand
K.C.V.O.	Preference
H.S. Barnes, K.C.S.I., K.C.V.O.
East India United Service Club,	One thousand
16 St. James’ Square, London S.W.	Preference
William Garson,
Writer to the “Signet”,	One thousand
5 Albyn Place, Edinburgh.	Preference
John T. Cargill
Chairman, The Burmah Oil Company, Limited,	One thousand
175 West George Street, Glasgow.	Preference
W.K. D’Arcy
Chairman, London Board,	One thousand
Mount Morgan Gold Co., Limited,	Preference
42 Grosvenor Square, London W.

BP p.l.c.

Company Number: 102498

Articles of Association of BP p.l.c.

(adopted by Special Resolution passed on 21 May 2018)

Table of Contents

Preliminary

1.	No application of statutory regulations	10

2.	Limited liability	10

Definitions and interpretation

3.	Definitions	10

4.	Interpretation	13

Share capital

5.	The Ordinary Shares	14

6.	The First and Second Preference Shares	14

Variation of rights attached to shares

7.	Variations of rights which may be made	16

8.	Procedure for variations of rights	17

Alteration of share capital

9.	Consolidation and division of shares	17

Issue of shares

10.	Power to issue shares	18

11.	Commissions	18

12.	Renunciation of allotments	19

No recognition of trusts

13.	No recognition of trusts	19

Form of shares

14.	Certificated or uncertificated shares	19

15.	Provisions of these Articles not applicable to uncertificated shares	20

BP p.l.c.

Company Number: 102498

Share certificates

16.	Right to share certificates	20

17.	Execution of share certificates	20

18.	Replacement share certificates	21

Transfer of shares

19.	Form of transfer of certificated shares	21

20.	Form of transfer of uncertificated shares	22

21.	Refusal to register transfers of shares	22

22.	No fee for registration of transfers	22

Transmission of shares

23.	Succession to shares	22

24.	Rights of successors to shares	23

25.	Registration of succession to shares	23

Indemnity for payments in respect of shares

26.	Indemnity for payments in respect of shares	23

Calls on unpaid shares

27.	Power to make calls on shares	24

28.	Payment of calls	24

29.	Interest on unpaid calls	25

30.	Failure to pay sums in respect of unpaid shares	25

31.	Powers of the directors in connection with unpaid shares	25

Forfeiture and lien for unpaid shares

32.	Notice to pay sums due on unpaid shares	25

33.	Contents of a notice to pay	26

34.	Forfeiture or surrender of shares for non-payment	26

35.	Powers of the directors on forfeiture or surrender for non-payment	26

36.	Continuing liabilities after forfeiture or surrender for non-payment	27

37.	Lien in relation to unpaid shares	27

38.	Exercise of lien in relation to unpaid shares	27

39.	Statutory declaration as to forfeiture, surrender or sale of unpaid share	28

BP p.l.c.

Company Number: 102498

Untraced shareholders

40.	Untraced shareholders	28

General meetings

41.	Convening general meetings	30

42.	Form of general meetings	30

43.	Satellite locations for meetings	32

Class meetings

44.	Class meetings	33

Notice of general meetings

45.	Giving notice of general meeting	33

46.	Omission or failure to give notice and non-receipt of notice	33

47.	Contents of notice of general meeting	34

Members’ resolutions

48.	Members’ resolutions	34

Powers and arrangements in connection with meetings

49.	Postponement of meetings	35

50.	Arrangements in connection with meetings	35

51.	Powers to promote security at meetings	36

52.	Chairman’s powers to promote order and dispatch of business	36

Proceedings at general meetings

53.	Chairman	36

54.	Quorum	37

55.	Consequences of a lack of quorum	37

56.	Adjournment of meeting	37

57.	Notice of adjourned meeting and business at meeting	37

58.	Passing a Substantive Resolution	38

Votes of members

59.	Manner of voting	38

60.	Polls	39

61.	Votes attaching to shares	39

BP p.l.c.

Company Number: 102498

62.	Votes by joint holders	40

63.	Votes of incapable member	40

64.	Restriction of voting rights where calls unpaid	40

65.	Objections to votes	40

66.	Voting in person or by proxy	41

Proxies and corporate representatives

67.	Appointment of proxies	41

68.	Means of appointing proxies by instrument in writing	41

69.	Means of appointing proxies by electronic communications	42

70.	Receipt of proxies	43

71.	Revocation or amendment of proxies	43

72.	Directors’ powers to establish procedures in connection with proxies	44

73.	Corporations acting by representatives	44

74.	Limitation of liabilities in connection with proxies and corporate representatives	45

Suspension of rights for non-disclosure of interests in shares

75.	Suspension of rights for non-disclosure of interests in shares	45

Appointment and retirement of directors

76.	Power to appoint directors	48

77.	Eligibility for appointment as director	48

78.	Annual retirement of directors	49

79.	Termination of a director’s appointment	49

80.	Removal of a director by special resolution	50

Directors and directors’ interests

81.	Number of directors	50

82.	No qualification shares	50

83.	Directors’ remuneration	50

84.	Directors’ expenses and pensions	50

85.	Directors’ interests in contracts and other positions	51

86.	Directors’ powers to authorise conflicts of interest	51

BP p.l.c.

Company Number: 102498

87.	Directors’ conflicts and disclosure of information	52

Meetings and proceedings of directors

88.	Directors’ meetings	53

89.	Calling directors’ meetings	53

90.	Quorum for directors’ meetings	53

91.	Chairman	53

92.	Votes at directors’ meetings	54

93.	Votes and directors’ interests	54

94.	Directors acting during vacancies	56

95.	Written resolutions of directors	56

96.	Validity of acts of directors	56

Executive office and delegation by directors

97.	Offices held by directors	57

98.	Delegation to executives	57

99.	Delegation to persons or committees	57

100.	Appointment of attorneys	58

Powers of directors

101.	General powers of the directors	58

102.	Borrowing powers	58

103.	Power to change the Company’s name	60

104.	Power to make provision for employees on cessation of business	60

105.	Location of head office	60

106.	Branch registers	60

Secretary

107.	Secretary	60

Reserves

108.	Reserves	61

Dividends

109.	Powers and rights in respect of dividends	62

110.	Payment of fixed dividends	62

BP p.l.c.

Company Number: 102498

111.	Supplementary rules relating to dividends	62

112.	Acquired profits	63

113.	No interest on dividends	63

114.	Retention of dividends for unpaid shares	63

115.	Waiver of dividends	64

116.	Non-cash dividends	64

117.	Payment mechanisms for dividends and other money payable	64

118.	Right to cease sending payment and unclaimed payments	66

119.	Payment of dividends to joint holder	67

120.	Dividend re-investment plan and scrip dividend programme	68

Capitalisation of profits and reserves

121.	Capitalisation of profits and reserves	72

Record date

122.	Record date	72

Authentication of documents

123.	Authentication of documents	73

Company seals

124.	General provisions about seals	73

Inspection and retention of records

125.	Inspection of records	74

126.	Retention of records	74

Method of serving notices

127.	Method of service of notices and documents	75

128.	Notices by advertisement	77

Time for receipt of notices and documents

129.	Time for receipt of notices and documents	77

Provisions relating to service of notices

130.	Notices to joint holders	78

131.	Notice of meeting when post not available	78

132.	Deemed receipt of notice of meeting	78

BP p.l.c.

Company Number: 102498

133.	Notices to successors of holders	79

134.	Loss of entitlement to notices	79

Winding-up

135.	Petitioning for winding-up	79

136.	Powers of liquidator	80

Indemnity for directors and officers

137.	Indemnity for directors and officers	80

Approved Depositaries

138.	Appointment of an Approved Depositary	80

139.	An Approved Depositary’s Nominee	81

140.	Manner of appointing an Approved Depositary	81

141.	Overall holding in relation to an Approved Depositary	81

142.	The Approved Depositary Register	81

143.	Restrictions on an Approved Depositary	82

144.	Rights of Appointed Persons	82

145.	Reserved rights of an Approved Depositary	83

146.	Service of notices and documents on Appointed Persons	83

147.	Payments to Appointed Persons	83

148.	Record dates in relation to Appointed Persons	83

149.	Adjustments to votes of an Approved Depositary	84

150.	Appointed Persons and no recognition of trusts	85

151.	Determination of questions relating to an Appointed Person’s rights	85

BP p.l.c.

Company Number: 102498

Preliminary

1.	No application of statutory regulations

1.1

The model articles for public companies in the Companies (Model Articles) Regulations 2008 and any similar regulations in statutes or subordinated legislation relating to companies do not apply to the Company.

2.	Limited liability

2.1	The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

Definitions and interpretation

3.	Definitions

3.1

In these Articles, any words or expressions defined in the Companies Acts and the Uncertificated Securities Regulations 2001 (as the case may be) shall bear the same meanings in these Articles, unless that meaning is inconsistent with the subject or context, or unless these Articles attribute another meaning to the particular words or expressions.

3.2	In these Articles, except where the subject or context otherwise requires, the following definitions apply:

address	in relation to electronic communications, includes any code, number or address used for the purposes of such communications

Appointed Number	has the meaning given in paragraph (i) of Article 142.4

Appointed Person	has the meaning given in Article 142.2

Approved Depositary	has the meaning given in Article 138.1

Approved Depositary Record Date	has the meaning given in Article 148.1

Approved Depositary Register	has the meaning given in Article 142.1

Approved Transfer	has the meaning given in Article 75.5

Articles	means these articles of association as amended from time to time

BP p.l.c.

Company Number: 102498

certificated share	means a share in the capital of the Company which is not an uncertificated share

Chairman	means the director holding the office of chairman of the Company

Companies Acts	has the meaning given in Section 2 of the Companies Act 2006, in so far as the relevant provisions apply to the Company

Company	means BP p.l.c. (company number 102498)

Default Shares	has the meaning given in Article 75.2

Designated Period	has the meaning given in Article 75.1

Direction Notice	has the meaning given in Article 75.2

Elected Ordinary Shares	has the meaning given in Article 120.5

electronic communication	means any communication made in electronic form or by electronic means

First Preference Shares	has the meaning given in Article 6.1

Hybrid Meeting	has the meaning given in Article 42.1

London Stock Exchange	means the London Stock Exchange plc

month	means calendar month

Office	means the registered office address of the Company

Ordinary Shares	means the ordinary shares in the Company, which at the time of the adoption of these Articles each have a nominal value of US$0.25

Overall Holding	has the meaning given in Article 141.1

paid	means paid or credited as paid

BP p.l.c.

Company Number: 102498

Physical Meeting	has the meaning given in Article 42.1

Principal Place	has the meaning given in Article 43.1

Procedural Resolution	means any resolution of a procedural nature (such as a resolution to amend a Substantive Resolution as permitted by Article 58.2, a resolution on adjournment of a meeting or a resolution on choice of a chairman of the meeting)

Recognised Investment Exchange	means a recognised investment exchange within the meaning of the Financial Services and Markets Act 2000 or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded

record date	has the meaning given in Article 122.1

Registrar’s Office	means the place where the Company’s register of members is kept available for inspection

Relevant Period	has the meaning given in Article 40.1

Sale Notice	has the meaning given in Article 40.1

Satellite Chairman	has the meaning given in Article 43.4

Satellite Location	has the meaning given in Article 43.1

Scrip Shares	has the meaning given in Article 120.3

Seal	means the common seal of the Company

Second Preference Shares	has the meaning given in Article 6.1

Secretary	means the secretary of the Company and where two or more persons are appointed to act as joint secretaries of the Company shall include any one or more of those persons

BP p.l.c.

Company Number: 102498

Securities Seal	means an official seal for sealing securities issued by the Company, or for sealing documents creating or evidencing securities so issued, as permitted by the Companies Acts

Specified Shares	has the meaning given in Article 142.1

sterling or £	means the lawful currency of the United Kingdom

Substantive Resolution	means any resolution other than a Procedural Resolution

Uncertificated Proxy Instruction	has the meaning given in Article 69.2

uncertificated share	means a share in the capital of the Company which is recorded in the register of members as being held in uncertificated form, and title to which may be transferred by means of, a relevant system pursuant to the Uncertificated Securities Regulations 2001

United Kingdom	means the United Kingdom of Great Britain and Northern Ireland

US dollars or US$	means the lawful currency of the United States of America

year	means calendar year

4.	Interpretation

4.1	In these Articles:

(i)	the expression “debenture” shall include “debenture stock”;

(ii)	all the provisions of these Articles which are applicable to paid-up shares shall apply to stock, and the words “share” and “shareholder” shall be construed accordingly;

(iii)	the expressions “written” and “in writing” shall include any means of representing or copying words which enables them to be read and a copy

BP p.l.c.

Company Number: 102498

of them retained, including (save where expressly stated otherwise) in electronic form;

(iv)	words denoting persons shall include bodies corporate and unincorporate;

(v)	words denoting the masculine shall include the feminine and vice versa;

(vi)	words denoting the singular shall include the plural and vice versa;

(vii)	headings are included only for convenience and shall not affect the meaning of these Articles;

(viii)

references to any statute or statutory provision shall be construed as including a reference to any modification or re-enactment of it in force for the time being, and the same principle of construction shall be applied to a statutory instrument or a provision in a statutory instrument;

(ix)

the words and phrases “other”, “otherwise”, “including” and “in particular” shall not limit the generality of any preceding words or be construed as being limited to the same class as the preceding words where a wider construction is possible;

(x)

any powers of delegation shall not be restrictively construed, but the widest interpretation shall be given to them, and, except where expressly provided by the terms of the delegation in question, delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power; and

(xi)

any power of the directors, or any of them, or of any person to whom such powers have been delegated in accordance with these Articles, to exercise a discretion, make a determination, take a decision or take any action shall be construed as conferring a right to exercise such power in such a way as he or they, in his or their absolute discretion, think fit.

Share capital

5.	The Ordinary Shares

5.1	The Ordinary Shares are issued subject to the Companies Acts and these Articles and rank pari passu in all respects save as provided by, or pursuant to, the Companies Acts or these Articles.

6.	The First and Second Preference Shares

6.1

The 8 per cent. Cumulative Preference Shares (“First Preference Shares”) and the 9 per cent. Cumulative Second Preference Shares (“Second Preference Shares”) had attached thereto respectively on 5th April 1973 the rights as regards

BP p.l.c.

Company Number: 102498

participation in the profits and assets of the Company set out below (and have attached thereto at the date of the adoption of these Articles such rights as modified or affected by the provisions of paragraph 18 of Schedule 23 to the Finance Act 1972 and Section 46 of the Finance Act 1976):

(i)

the First Preference Shares, together with any further shares hereafter issued ranking pari passu therewith pursuant to the provisions hereinafter contained, entitle the holders to a fixed cumulative preferential dividend on the amounts paid up thereon at the rate of 8 per cent. per annum, and on a return of assets of the Company on winding up to have the assets of the Company available for distribution amongst the members applied in the first place in paying to them (a) the amounts paid up on such First Preference Shares, (b) a sum equal to any arrears or deficiency of the fixed cumulative preferential dividend on such First Preference Shares, such arrears or deficiency to be calculated down to the date of the commencement of the winding up, and (c) a sum equal to 10 per cent. on the amounts paid up on the First Preference Shares, or to the average premium above par at which the First Preference Shares have during the six months before the commencement of the winding up been dealt in on the market (such average premium to be certified by the secretary of the London Stock Exchange), whichever sum is the greater, but the holders of the First Preference Shares shall not be entitled in respect thereof to any further or other participation in the profits or assets of the Company.

(ii)

the Second Preference Shares, together with any further shares hereafter issued ranking pari passu therewith pursuant to the provisions hereinafter contained, entitle the holders to a fixed cumulative preferential dividend on the amounts paid up thereon (payable next after the dividend on the First Preference Shares, but in priority to any dividend on the Ordinary Shares) at the rate of 9 per cent. per annum, and on a return of assets of the Company on winding up to have the assets of the Company available for distribution amongst the members and remaining after making to the holders of the First Preference Shares the payments to which they are entitled, applied in the next place in paying to the holders of the Second Preference Shares (a) the amounts paid up on such Second Preference Shares, (b) a sum equal to any arrears or deficiency of the fixed cumulative preferential dividend on such Second Preference Shares, such arrears or deficiency to be calculated down to the date of the commencement of the winding up, and (c) a sum equal to 10 per cent. on the amounts paid up on the Second Preference Shares, or to the average premium above par at which the Second Preference Shares have during the six months before the commencement of the winding up been dealt in on the market (such average premium to be certified by the secretary of the London Stock

BP p.l.c.

Company Number: 102498

Exchange), whichever sum is the greater, but the holders of the Second Preference Shares shall not be entitled in respect thereof to any further or other participation in the profits or assets of the Company.

6.2	At the time these Articles are adopted, each First Preference Share has a nominal value of £1 and each Second Preference Share has a nominal value of £1.

6.3

Unless otherwise expressly resolved by the Company in general meeting, further shares may be created and issued (without any further sanction or approval by the Company in general meeting or by any class of members thereof pursuant to Article 7) as First Preference Shares ranking pari passu with the First Preference Shares in the present capital, provided that the total nominal amount of such First Preference Shares at any one time in issue shall not exceed £10,000,000, or as Second Preference Shares ranking pari passu with the Second Preference Shares in the present capital, provided that the total nominal amount of such Second Preference Shares at any one time in issue shall not exceed £10,000,000.

6.4

Subject as aforesaid, no new shares entitled to rank pari passu with or to any preference over the existing First and Second Preference Shares shall be issued by the Company without the sanction of a special resolution of the holders of such Preference Shares passed at a meeting held under the conditions hereinafter contained.

Variation of rights attached to shares

7.	Variations of rights which may be made

7.1

The holders of any class of shares may at any time and from time to time, and whether before or during liquidation, by a special resolution passed at a meeting of such holders, consent on behalf of all the holders of shares of the class to:

(i)	the issue or creation of any shares ranking equally therewith, or having any priority thereto;

(ii)	the abandonment of any preference or priority or of any accrued dividend or the reduction for any time or permanently of the dividends payable thereon;

(iii)	the amalgamation into one class of the shares of any two or more classes;

(iv)	the sub-division of shares of one class into shares of different classes;

(v)	any alteration in these Articles varying or taking away any rights or privileges attached to shares of the class;

(vi)	any scheme for the reduction of the Company’s capital affecting the class of shares in a manner not otherwise authorised by these Articles;

(vii)	any scheme for the distribution (though not in accordance with legal rights) of assets in money or in kind in or before liquidation; or

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Company Number: 102498

(viii)

any contract for the sale of the whole or any part of the Company’s property or business determining the way in which as between the several classes of shareholders the purchase consideration shall be distributed, and generally consent to any alteration, contract, compromise or arrangement which the persons voting thereon could if sui juris and holding all the shares of the class consent to or enter into, and such resolution shall be binding upon all the holders of shares of the class.

8.	Procedure for variations of rights

8.1

Any meeting for the purpose of Article 7.1 shall be convened and conducted in all respects as nearly as possible in the same way as a general meeting of the Company which is not an annual general meeting provided that:

(i)	no member, not being a director, shall be entitled to notice thereof or to attend thereat unless he is a holder of shares of the class intended to be affected by the resolution;

(ii)	no vote shall be given except in respect of a share of that class;

(iii)

the quorum at any such meeting shall (subject to the provisions as to an adjourned meeting hereinafter contained) be persons holding or representing by proxy one-tenth of the issued shares of that class (as regards the First Preference Shares and the Second Preference Shares) and one-third of the issued shares of that class (as regards all other classes of share); and

(iv)	at any such meeting a poll may be demanded in writing by not less than five members present in person or by proxy and entitled to vote.

Alteration of share capital

9.	Consolidation and division of shares

9.1

Whenever as a result of a consolidation and division or sub-division of shares any legal or practical issue arises, the directors may deal with such issue in any manner and, in particular, may sell shares representing fractions to which any member would become entitled to any person (including, subject to the provisions of the Companies Acts, the Company).

9.2	The directors may:

(i)

distribute all or any part of the proceeds of sale of any fractions arising pursuant to Article 9.1, in due proportion among those members who would have been entitled to fractional share and/or to such good cause(s) as the directors may decide; or

BP p.l.c.

Company Number: 102498

(ii)	retain all or any part of such proceeds of sale for the benefit of the Company.

9.3

For the purposes of this Article 9, the directors may authorise any person to execute any instrument, or give any instruction, or do any act or thing, for the purpose of transferring the shares to, or in accordance with the directions of, the purchaser. The title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating to the transfer.

9.4

The directors may treat certificated shares and uncertificated shares of a single holder (or of the same joint holders) as separate holdings in giving effect to sub-divisions and/or consolidations, and cause any shares arising on sub-division or consolidation and representing fractional entitlements to be entered in the register of members as certificated shares or as uncertificated shares where this is desirable to facilitate the sale of such shares.

Issue of shares

10.	Power to issue shares

10.1

Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, any share in the Company may be issued with such (if any) preferred, deferred or other special rights, or subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise, as the Company may from time to time by ordinary resolution determine or, in the absence of any such determination, as the directors may determine.

10.2

Subject to the provisions of the Companies Acts, the Company may issue any shares which are to be redeemed, or which are at the option of the Company or the holder liable to be redeemed. The directors may determine the terms, conditions and manner of the redemption of any redeemable shares.

10.3

Subject to the provisions of the Companies Acts and of any resolution of the Company in general meeting passed pursuant thereto, all shares to be issued in the Company and all (if any) shares in the Company lawfully held by or on behalf of it shall be at the disposal of the directors, and they may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think fit.

11.	Commissions

11.1

The Company may exercise all the powers which are conferred by the Companies Acts of paying commissions in relation to the allotment or issue of new shares and may make such payment in cash or shares or a combination of both.

BP p.l.c.

Company Number: 102498

12.	Renunciation of allotments

12.1

The directors may at any time after the allotment of any share but before any person has been entered in the register of members as the holder recognise a renunciation of such share by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the directors may decide to impose.

No recognition of trusts

13.	No recognition of trusts

13.1	Except only as required by law or as otherwise provided by these Articles:

(i)	no person shall be recognised by the Company as holding any share upon any trust; and

(ii)

the Company shall not be bound by or compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or any other right in respect of any share except an absolute right to the entirety of such share in the registered holder.

Form of shares

14.	Certificated or uncertificated shares

14.1	In so far as permitted by law, and without having to consult any shareholder, the directors may:

(i)	cause shares issued by the Company to be issued as certificated shares or uncertificated shares;

(ii)	permit any shares in the Company to be held as certificated shares or uncertificated shares;

(iii)	permit the transfer of any uncertificated shares in the Company by means of a relevant system;

(iv)	make arrangements for shares in the Company to be held and transferred as uncertificated shares, and to be converted from certificated shares to uncertificated shares or vice versa; and

(v)	determine that any shares in the Company shall cease to be held and transferred as uncertificated shares.

14.2	Notwithstanding any other provision of these Articles, it shall be irrelevant, when determining whether or not shares form a class or classes of shares, that some of

BP p.l.c.

Company Number: 102498

the shares in question are held or permitted to be held as certificated shares and others as uncertificated shares.

15.	Provisions of these Articles not applicable to uncertificated shares

15.1

Subject to the directors’ power to determine that any shares in the Company shall cease to be held and transferred as uncertificated shares, the provisions of these Articles shall not apply to any shares held as uncertificated shares to the extent that such provisions are inconsistent with:

(i)	the holding of such shares as uncertificated shares;

(ii)	the transfer of title to such shares by means of a relevant system; or

(iii)	any provision of the Uncertificated Securities Regulations 2001.

Share certificates

16.	Right to share certificates

16.1

Subject to Article 16.2, and to the terms of issue of the shares, the Company shall issue without charge a certificate within the time limit prescribed by the Companies Acts to any person whose name is entered in the register of members in respect of any certificated shares of any one class upon the issue or transfer of such shares.

16.2	The right to receive a share certificate shall be subject to the following:

(i)	no certificate shall be issued representing shares of more than one class;

(ii)

in the case of a certificated share held jointly by several persons, the Company shall not be bound to issue more than one certificate and delivery of one certificate to one of the joint holders shall be sufficient delivery to all; and

(iii)	no certificate is required to be issued by the Company if the Company is not required by law to issue it.

16.3

Each share certificate sent by the Company (or its agent) will be sent at the risk of the member or other person entitled to the certificate and neither the Company (nor its agent) will be responsible for any share certificate lost or destroyed in the course of delivery.

17.	Execution of share certificates

17.1

Every share certificate shall be executed by the Company under the Seal or the Securities Seal (or, in the case of shares on a branch register, an official seal for use in the relevant territory) or under such other form of authentication as the

BP p.l.c.

Company Number: 102498

directors may decide (which may include the manual, mechanical or electronic production or representation of the signatures of one or more directors or the Secretary or authentication without any such signature).

18.	Replacement share certificates

18.1

If a member has transferred some only of the shares represented by a share certificate, the old certificate shall be cancelled and (subject to Article 16) a new certificate for the balance of the shares shall be issued in lieu without charge.

18.2

Any two or more certificates representing shares of any one class held by any member may (subject to Article 16) at his request be cancelled and a single new certificate for such shares issued in lieu, subject to the payment of such administrative expenses of the Company in connection with the request as the directors may determine.

18.3

A member may surrender for cancellation a share certificate representing shares held by him and (subject to Article 16) request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify. The directors may, if they think fit, comply with such request, subject to the payment of such administrative expenses of the Company in connection with the request as the directors may determine.

18.4

If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the holder upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of such administrative expenses of the Company in connection with the request as the directors may determine.

18.5	In the case of shares held jointly by several persons any request under this Article 18 may be made by any one of the joint holders.

Transfer of shares

19.	Form of transfer of certificated shares

19.1

All transfers of shares, other than uncertificated shares, may be effected by transfer in writing in any usual or common form or in any other form acceptable to the directors and may be executed or authenticated under hand or in any other manner acceptable to the directors and permitted by law. The instrument of transfer (if any) shall be executed or authenticated by or on behalf of the transferor and, if the share is not fully paid, by or on behalf of the transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the register of members in respect of such shares.

BP p.l.c.

Company Number: 102498

19.2

The directors may decline to recognise any instrument of transfer relating to shares in certificated form unless the instrument of transfer is in respect of only one class of share and is lodged at the Registrar’s Office accompanied by the relevant share certificate(s) (if one was issued in respect of the share in question) and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed or authenticated by some other person on his behalf, the authority of that person to do so).

19.3	All instruments of transfer which are registered may be retained by the Company.

20.	Form of transfer of uncertificated shares

20.1

Where any class of shares is a participating security, title to shares of that class which are recorded on an Operator register of members as being held in uncertificated form may be transferred by means of the relevant system concerned. The transfer may not be in favour of more than four persons jointly.

21.	Refusal to register transfers of shares

21.1

The directors may refuse to register the transfer of a share which is not fully paid. The directors may also refuse to register a transfer of shares (whether fully paid or not) in favour of more than four persons jointly.

21.2

If the directors refuse to register a transfer, they shall send to the transferee notice of such refusal as soon as practicable and in any event within two months after the date on which (in the case of certificated shares) the transfer was lodged with the Company or (in the case of uncertificated shares) the Operator-instruction was received.

22.	No fee for registration of transfers

22.1	No fee will be charged by the Company for transferring shares or registering changes relating to the ownership of shares.

Transmission of shares

23.	Succession to shares

23.1

In the case of the death of a shareholder, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing in this Article 23.1 shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him.

BP p.l.c.

Company Number: 102498

24.	Rights of successors to shares

24.1	Save as otherwise provided in these Articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law:

(i)

shall upon supplying to the Company such evidence as the directors may reasonably require to show his title to the share, be entitled to the same rights as those to which he would be entitled if he were the registered holder of the share;

(ii)

but shall not be entitled in respect thereof (except with the authority of the directors) to exercise any right conferred by membership in relation to meetings of the Company until he shall have been registered as a member in respect of the share.

25.	Registration of succession to shares

25.1

Any person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may request the Company by notice in writing of his desire to be registered as the holder of such share or to transfer such share to some other person. Following such request, and upon complying with such procedures and supplying to the Company such evidence as the directors may reasonably require to show title to the share, that person shall be registered as the holder of the share, or if he elects to have another person registered as the holder shall transfer title to the share to that person. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as if the death or bankruptcy of the member or entitlement to the share by operation of law had not occurred and the notice or transfer were a transfer made by such member. A person entitled to a share who has elected for that share to be transferred to some other person pursuant to this Article 25.1 shall cease to be entitled to any rights in relation to such share upon that other person being registered as the holder of that share.

Indemnity for payments in respect of shares

26.	Indemnity for payments in respect of shares

26.1

Whenever any law of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares in the Company held (either jointly or solely) by any member or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may

BP p.l.c.

Company Number: 102498

become due or payable to such member by the Company on or in respect of any such shares or for or on account or in respect of any member, and whether in consequence of:

(i)	the death of such member;

(ii)	the non-payment of any income tax or other tax by such member;

(iii)	the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such member or by or out of his estate; or

(iv)	any other act or thing,

the Company, in every such case, shall be fully indemnified by such member or his executor or administrator from all liability and may recover as a debt due from such member or his executor or administrator wherever constituted or residing any monies paid by the Company under or in consequence of any such law together with interest on such monies at the rate of fifteen per cent. per annum from date of payment to date of repayment.

26.2

Nothing contained in Article 26.1 shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and (as between the Company and any such member, his executor, administrator and estate, wherever constituted or situated) any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

Calls on unpaid shares

27.	Power to make calls on shares

27.1

The directors may from time to time make calls upon the members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares, or when permitted, by way of premium) but subject always to the terms of issue of such shares. A call shall be deemed to have been made at the time when the decision of the directors authorising the call was passed and may be made payable by instalments.

28.	Payment of calls

28.1

Each member shall (subject to receiving at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call may be revoked or postponed as the directors may determine.

BP p.l.c.

Company Number: 102498

29.	Interest on unpaid calls

29.1

If a sum called in respect of a share is not paid before or on the day appointed for payment of such sum, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment to the time of actual payment at such rate (not exceeding fifteen per cent. per annum) as the directors may determine but the directors shall be at liberty in any case or cases to waive payment of such interest wholly or in part.

30.	Failure to pay sums in respect of unpaid shares

30.1

Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of issue of a share becomes payable upon allotment or at any fixed date shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable. In case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

31.	Powers of the directors in connection with unpaid shares

31.1	The directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.

31.2

The directors may if they think fit receive from any member willing to advance the same all or any part of the monies (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him and such payment in advance of calls shall extinguish, to the extent of such payment, the liability upon the shares in respect of which it is made and upon the monies so received (until and to the extent that the same would but for such advance become payable) the Company may pay interest at such rate (not exceeding twelve per cent. per annum) as the member paying such sum and the directors may agree.

Forfeiture and lien for unpaid shares

32.	Notice to pay sums due on unpaid shares

32.1

If a member fails to pay in full any call or instalment of a call on the due date for payment, the directors may at any time after such due date serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued on such call or instalment and any expenses incurred by the Company by reason of such non-payment.

BP p.l.c.

Company Number: 102498

33.	Contents of a notice to pay

33.1

The notice shall name a day (at least seven days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance with the notice, the shares on which the call has been made will be liable to be forfeited.

34.	Forfeiture or surrender of shares for non-payment

34.1

If the requirements of any notice served pursuant to Article 32.1 are not complied with, any share in respect of which such notice has been given may at any time after the day stated in the notice served pursuant to Article 33.1, and before payment of all calls and interest and expenses due in respect of such call or instalment has been made, be forfeited by a decision of the directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not paid before forfeiture. The directors may accept a surrender of any share liable to be forfeited pursuant to this Article 34.1.

35.	Powers of the directors on forfeiture or surrender for non-payment

35.1

A share forfeited or surrendered pursuant to Article 34.1 shall become the property of the Company and may be cancelled, or may be sold, re-allotted or otherwise disposed of (either to the person who was before such forfeiture or surrender the holder of or entitled to such share, or to any other person) upon such terms and in such manner as the directors may determine. Where for the purposes of its disposal a forfeited share is to be transferred to any person:

(i)

in the case of a share in certificated form, the directors may authorise any person or persons to execute an instrument of transfer and take such other steps (including giving directions to or on behalf of the holder, who shall be bound by them) as any such person thinks fit to effect the transfer; and

(ii)

in the case of a share in uncertificated form, the directors may, to enable the Company to deal with the share in accordance with the provisions of this Article 35.1, require the Operator of a relevant system to convert the share into certificated form, and after such conversion, authorise any person or persons to execute an instrument of transfer and take such other steps (including giving directions to or on behalf of the holder, who shall be bound by them) as any such person thinks fit to effect the transfer.

BP p.l.c.

Company Number: 102498

36.	Continuing liabilities after forfeiture or surrender for non-payment

36.1

A member whose shares have been forfeited or surrendered shall cease to be a member in respect of the shares but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all monies which at the date of forfeiture or surrender were presently payable by him to the Company in respect of the shares with interest on such monies at fifteen per cent. per annum (or such lower rate as the directors may determine) from the date of forfeiture or surrender until payment and the directors may enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or waive payment in whole or in part.

37.	Lien in relation to unpaid shares

37.1

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies (whether presently payable or not) called or payable at a fixed time in respect of such share and the Company shall also have a first and paramount lien on every share (not being a fully paid share) standing registered in the name of a single member for all the debts and liabilities of such member or his estate to the Company whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such member and whether the period for the payment or discharge of the same shall have actually arrived or not and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not. The Company’s lien over a share takes priority over any third party’s interest in that share, and extends to any dividend or other money payable by the Company in respect of that share (and, if the lien is enforced and the share is sold by the Company, the proceeds of sale of that share). The directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this Article 37.1.

38.	Exercise of lien in relation to unpaid shares

38.1

The Company may sell in such manner as the directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable and until the expiration of fourteen days after a notice stating and demanding payment of the sum presently payable and giving notice of intention to sell in default shall have been given to the holder of the share or the person entitled to the share by reason of the holder’s death or bankruptcy or otherwise by operation of law. To give effect to any such sale:

BP p.l.c.

Company Number: 102498

(i)

in the case of a share in certificated form, the directors may authorise any person or persons to execute an instrument of transfer and take such other steps (including giving directions to or on behalf of the holder, who shall be bound by them) as any such person thinks fit to effect the transfer; and

(ii)

in the case of a share in uncertificated form, the directors may, to enable the Company to deal with the share in accordance with the provisions of this Article 38.1, require the Operator of a relevant system to convert the share into certificated form, and after such conversion, authorise any person or persons to execute an instrument of transfer and take such other steps (including giving directions to or on behalf of the holder, who shall be bound by them) as any such person thinks fit to effect the transfer.

38.2

The proceeds of sale of any share under Article 38.1 shall be applied in or towards payment or satisfaction of the debts or liabilities in respect of which the lien exists so far as the same are then payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale.

39.	Statutory declaration as to forfeiture, surrender or sale of unpaid share

39.1

A statutory declaration that the declarant is a director or the Secretary of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. Such declaration, and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof, together with, in relation to a certificated share, the share certificate delivered to a purchaser or allottee thereof, shall (subject if necessary to the execution of an instrument of transfer or a transfer by a relevant system, as the case may be) constitute a good title to the share, and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, surrender, sale, re-allotment or disposal of the share.

Untraced shareholders

40.	Untraced shareholders

40.1

The Company shall have power to sell (at any time after becoming entitled to do so) the shares of a member, or the shares to which a person is entitled by virtue of transmission on death or bankruptcy or otherwise by operation of law, if and

BP p.l.c.

Company Number: 102498

provided that the provisions of this Article 40.1 which are set out below are met. For the purposes of this Article 40.1, the “Relevant Period” shall mean any period of 10 years ending on a date to be determined by the directors and stipulated in the Sale Notice referred to below.

Shares may be sold by the Company provided that:

(i)

during the Relevant Period at least three dividends have become payable on the shares but all dividends payable on the shares during the Relevant Period remain unclaimed and, prior to sending the Sale Notice referred to below, the Company has taken such steps as the directors decide are appropriate in the circumstances to trace the member or other person entitled (which may include engaging a professional asset reunification company or other tracing agent);

(ii)	the Company sends a notice to the registered or last known address of that member or other person entitled, stating that it intends to sell the shares (a “Sale Notice”); and

(iii)

during and after the Relevant Period up to the date which is three months after sending the Sale Notice, the Company has not received any communication from, or evidence of the whereabouts of, such member or person entitled.

40.2

If the criteria in Article 40.1 are satisfied in relation to a share, the Company shall also be entitled to sell any additional share issued at any time during or after the Relevant Period up to the date which is three months after sending the Sale Notice referred to in paragraph (iii) of Article 40.1 in right of such share (or in right of any share so issued).

40.3	A sale of any share by the Company pursuant to this Article 40 may be made at such time and on such terms as the directors may decide, and to give effect to any such sale:

(i)

in the case of a share in certificated form, the directors may authorise any person or persons to execute an instrument of transfer of the share and to take such other steps (including giving directions to or on behalf of the holder, who shall be bound by them) as any such person thinks fit to effect the transfer; and

(ii)

in the case of a share in uncertificated form, the directors may, to enable the Company to deal with the share in accordance with the provisions of this Article 40, require the Operator of a relevant system to convert the share into certificated form, and after such conversion, authorise any person or persons to execute an instrument of transfer of the share and take such other steps (including giving directions to or on behalf of the

BP p.l.c.

Company Number: 102498

holder, who shall be bound by them) as any such person thinks fit to effect the transfer,

and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings set out in this Article 40.

40.4

The proceeds of sale of any share under this Article 40 shall belong to the Company which shall, subject to the provisions of Article 40.5, be obliged to account to the former member or other person previously entitled for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. The former member or other person previously entitled to the share may give notice in writing to the Company to claim such proceeds of sale at any time during the period of twelve months from the date on which the relevant share was sold by the Company pursuant to this Article 40. No trust shall be created in respect of the debt and no interest shall be payable in respect of the same. The Company shall not be required to account for any money earned on the proceeds of sale, which may be employed in the business of the Company or invested in such investments as the directors may decide.

40.5

If no valid claim for the proceeds of sale has been received by the Company pursuant to Article 40.4 during the period of twelve months from the date on which the relevant share was sold by the Company under this Article 40, the proceeds of sale shall be forfeited and such former member or other person previously entitled shall no longer be a creditor for such amount and the Company will not be obliged to account to such person for, or be liable to such person in relation to, the proceeds of sale and the Company may retain the proceeds of sale for the benefit of the Company and/or may distribute them to such good cause(s) as the directors may decide. The provisions of Article 118.2 shall apply in relation to the forfeiture of unclaimed dividends payable on such share.

General meetings

41.	Convening general meetings

41.1	The directors may call general meetings.

41.2	If there are not sufficient directors to form a quorum in order to call a general meeting, then, in accordance with Article 94.1, any director may call a general meeting.

42.	Form of general meetings

42.1	In this Article 42:

BP p.l.c.

Company Number: 102498

(i)

a “Physical Meeting” means a general meeting held and conducted by physical attendance by members and/or proxies at a particular place (or, if the directors specify one or more Satellite Locations in accordance with Article 43, at particular places);

(ii)

a “Hybrid Meeting” means a general meeting held and conducted by both physical attendance by members and/or proxies at a particular place (or, if the directors specify one or more Satellite Locations in accordance with Article 43, at particular places) and by members and/or proxies also being able to attend and participate by electronic means without needing to be in physical attendance at that place (or places).

42.2

The directors may decide in relation to any general meeting (including a postponed or adjourned meeting) whether the general meeting is to be held as a Physical Meeting or as a Hybrid Meeting (and shall, for the avoidance of doubt, be under no obligation to convene a meeting as a Hybrid Meeting whatever the circumstances).

42.3

The directors may make such arrangements as they may (subject to the requirements of the Companies Acts) decide in connection with the facilities for participation by electronic means in a Hybrid Meeting, and the entitlement of any member or proxy to attend the general meeting, or to participate in it by electronic means, shall be subject to such arrangements. In the case of a Hybrid Meeting, the provisions of these Articles shall be treated as modified to permit any such arrangements and in particular:

(i)

references in these Articles to attending and being present at the meeting, including in relation to the quorum for the meeting and the right to vote at the meeting, shall be treated as including participating in the meeting by electronic means;

(ii)

a notice of a general meeting which is to be a Hybrid Meeting shall state details of the facilities for attendance and participation by electronic means at the meeting or shall state where such details will be made available by the Company prior to the meeting;

(iii)	the meeting shall be treated as having commenced if it has commenced at the physical place (or places) specified in the notice of the meeting;

(iv)

the meeting shall be duly constituted and its proceedings valid if the chairman of the meeting is satisfied that adequate facilities have been made available so that all persons (being entitled to do so) attending the Hybrid Meeting by electronic means, may participate in the business of the meeting, but under no circumstances shall the inability of one or more members or proxies to access, or continue to access, the facilities for participation in the meeting despite adequate facilities being made

BP p.l.c.

Company Number: 102498

available by the Company, affect the validity of the meeting or any business conducted at the meeting;

(v)	all resolutions put to members at a Hybrid Meeting, including Procedural Resolutions, shall be decided on a poll; and

(vi)

if it appears to the chairman of the meeting that the electronic facilities for a Hybrid Meeting have become inadequate for the purpose of holding the meeting then the chairman of the meeting may, with or without the consent of the meeting, adjourn the meeting (before or after it has started) and the provisions of Articles 56 and 57 shall apply to any such adjournment.

42.4

If, after the sending of notice of a Hybrid Meeting but before the meeting is held (or after the adjournment of a hybrid meeting but before the adjourned meeting is held), the directors consider that it is impracticable or unreasonable to hold the meeting at the time specified in the notice of meeting using the electronic facilities stated in the notice of meeting or made available prior to the meeting, they may, without sending a new notice of meeting, change the meeting to a Physical Meeting, or change the electronic facilities (and make details of the new facilities available in the manner stated in the notice of meeting) and/or postpone the time at which the meeting is to be held.

42.5	An adjourned general meeting or postponed general meeting may be held as a Physical Meeting or a Hybrid Meeting irrespective of the form of the general meeting which was adjourned or postponed.

43.	Satellite locations for meetings

43.1

The directors may decide that participation in a general meeting shall be possible at more than one physical location and, in that case, the directors shall direct that the meeting is held at a place specified in the notice (“Principal Place”) at which the chairman of the meeting shall preside, and shall also make provision either before or during the meeting for participation in the meeting by members and proxies at one or more other places, whether within the same premises or not (each a “Satellite Location”). In any such case, the directors shall attempt to ensure that adequate facilities are available so that all persons (being entitled to do so) attending the meeting may participate in the business of the meeting.

43.2

For the purposes of all other provisions of these Articles, any meeting which has a Principal Place and one or more Satellite Locations shall be treated as being held and taking place at the Principal Place and as attended by members and/or duly appointed proxies who are present at the Principal Place or at one of the Satellite Locations and the powers of the chairman of the meeting shall apply equally to the Satellite Locations, including his power to adjourn the meeting in Article 56.1.

BP p.l.c.

Company Number: 102498

43.3

Under no circumstance will a failure (for any reason) of communication equipment, or any other failure in the arrangements for participation in the meeting at more than one place, affect the validity of such meeting at the Principal Place, or any business conducted at such meeting.

43.4

A person (“Satellite Chairman”) shall preside at each one of the Satellite Locations (if any). Each Satellite Chairman shall be appointed by the directors, or by some person to whom they have delegated the task. Every Satellite Chairman shall have the powers vested in him by or under these Articles.

43.5

Every Satellite Chairman shall keep good order at the location where he is presiding, and he shall have all powers necessary or desirable for that purpose. Every Satellite Chairman shall also carry out all requests made of him by, or on behalf of, the chairman of the meeting in relation to the conduct of the meeting and he shall have all powers necessary or desirable for that purpose.

Class meetings

44.	Class meetings

44.1

Subject to the Companies Acts, the provisions of these Articles relating to general meetings shall apply, with necessary modifications, to any separate meeting of the holders of shares of a particular class which is convened otherwise than in connection with the variation or abrogation of the rights attached to shares of that class.

Notice of general meetings

45.	Giving notice of general meeting

45.1

A general meeting of the Company shall be called by not less than the minimum notice period specified by the Companies Acts. The Company may give such notice by any means or combination of means permitted by law.

45.2

Subject to the provisions of these Articles and to any rights or restrictions attached to any shares, notices shall be given to all members, to all persons entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law and to the directors and auditors of the Company.

46.	Omission or failure to give notice and non-receipt of notice

46.1

The accidental omission to give notice to, or the failure to give notice due to circumstances beyond the Company’s control to, or the non-receipt of notice by, any person entitled to such notice shall not invalidate the proceedings at any general meeting.

BP p.l.c.

Company Number: 102498

47.	Contents of notice of general meeting

47.1

A notice calling a general meeting shall specify the date, time and place of the meeting, which, if any Satellite Locations are provided for in accordance with Article 43, shall be the Principal Place of the meeting (and in that case the Company may, but shall not be required to, specify in the notice any one or more of the Satellite Locations).

47.2

There shall appear with reasonable prominence in every notice of general meeting a statement that a member entitled to attend and vote is entitled to appoint a proxy or (if he holds more than one share) proxies to attend, speak and vote instead of him and that a proxy need not be a member of the Company.

47.3	In the case of an annual general meeting, the notice shall also state that the meeting is an annual general meeting.

47.4

The notice of any general meeting shall set out the text of all Substantive Resolutions to be considered by the meeting and shall state in the case of each resolution whether it is to be proposed as an ordinary resolution or as a special resolution.

47.5

For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such persons may cast, the Company may specify in the notice of the meeting a time, not more than forty-eight hours before the time fixed for the meeting, by which a person who holds shares must be entered on the register in order to have the right to attend or vote at the meeting or to appoint a proxy to do so. When calculating such forty-eight hour period the directors may decide to take no account of any part of a day that is not a working day.

Members’ resolutions

48.	Members’ resolutions

48.1

Members of the Company shall have the rights provided by the Companies Acts to require the Company to give notice of a resolution which may be properly moved, and is intended to be moved at an annual general meeting, to require the Company to give notice of any matter which may properly be included in the business of an annual general meeting and to circulate a statement in relation to the business at an annual general meeting of the Company.

48.2	The expenses of complying with the rights referred to in Article 48.1 shall be borne in accordance with the provisions of the Companies Acts, save as provided in Articles 48.3 and 48.4.

48.3	The Company shall bear the expenses of complying with the rights referred to in Article 48.1, even if not required to do so under the Companies Acts, if the

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Company Number: 102498

Company’s obligation to give notice of the resolution or matter or circulate the statement arises on or before 21 January next preceding the annual general meeting in question, or such other date as the directors may decide.

48.4

The directors shall have power to waive, whether prospectively or retrospectively, and on such terms and conditions (if any) as they think fit, any obligation to meet or pay the expenses of the Company in complying with the rights referred to in Article 48.1.

Powers and arrangements in connection with meetings

49.	Postponement of meetings

49.1

If the Chairman or the directors determine that it is impractical or unreasonable to hold a general meeting or an adjourned meeting on the date or at the time or place specified in the notice calling the general meeting or adjourned meeting, he or they may postpone the meeting to another time, date and/or place.

49.2

When a meeting is postponed in accordance with this Article 49, notice of the date, time and place of the postponed meeting may be given in such manner as the directors may decide. The directors shall take reasonable steps to ensure that notice of the date, time and place of any postponed meeting is provided to any member trying to attend the meeting at the original time and place. Notice of the business to be transacted at such postponed meeting shall not be required.

49.3

If a meeting is postponed in accordance with this Article 49, the appointment of a valid proxy (or amendment to a proxy instruction) already received as required by these Articles shall remain valid and a proxy (or amendment to a proxy instruction) shall be valid if it is delivered and received as required by these Articles not less than forty-eight hours (or such shorter time as the directors may decide) before the time appointed for holding the postponed meeting. When calculating such forty-eight hour period the directors may decide to take no account of any part of a day that is not a working day.

49.4	The directors may also postpone any meeting which has already been postponed under this Article 49.

50.	Arrangements in connection with meetings

50.1

The directors may make such arrangements as they may decide in connection with the organisation and administration of any general meeting. Such arrangements may govern admission to the meeting, or admission to a particular location or locations from which people may participate in the meeting. Any such arrangements in relation to admission shall only be made on a basis that they are intended to be fair and equitable as between all members and proxies otherwise

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Company Number: 102498

entitled to attend the meeting. The entitlement of any member or proxy to attend a general meeting, or to participate in it, shall be subject to such arrangements.

50.2	Directors may attend and speak at general meetings and at any separate meeting of the holders of any class of shares, whether or not they are members.

50.3	The chairman of the meeting may permit any person to attend and speak at a general meeting who is not otherwise entitled to do so.

51.	Powers to promote security at meetings

51.1

Any director, or the Secretary, may take any action before the commencement of or during any general meeting which he may think fit to ensure the security of the meeting, the safety of people attending the meeting, and the future orderly conduct of the meeting. Any decision made in good faith under this Article 51.1 shall be final, and rights to attend and participate in the meeting concerned shall be subject to such decision.

52.	Chairman’s powers to promote order and dispatch of business

52.1

The chairman of the meeting shall take such action as he thinks fit to promote the orderly conduct of the business of any general meeting as set out in the notice of the meeting and to promote the conduct of such business with reasonable dispatch. Any such action, and any decision of the chairman of the meeting made in good faith on matters of procedure or matters arising incidentally from the business of the meeting, shall be final as shall his determination, acting in good faith, as to whether any matter is of such a nature.

Proceedings at general meetings

53.	Chairman

53.1

The Chairman, or if he is absent or unwilling to act another director nominated by the directors prior to the general meeting, shall preside as chairman of a general meeting. If at any general meeting neither the Chairman nor any director so nominated is present and willing to act within five minutes after the time appointed for holding the general meeting the directors present shall choose one of their number to be chairman of the meeting and if there is only one director present he shall be chairman of the meeting.

53.2

If within 15 minutes after the time appointed for holding the general meeting no director is present, or if all of the directors present within that 15 minutes decline to take the chair, the members present and entitled to vote shall choose one of their number to be chairman of the meeting.

BP p.l.c.

Company Number: 102498

54.	Quorum

54.1

No business other than the appointment of a chairman shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. Five members present in person, or by proxy, and entitled to vote shall be a quorum for all purposes.

55.	Consequences of a lack of quorum

55.1	If within five minutes from the time appointed for a general meeting (or such longer period as the chairman of the meeting may think fit to allow) a quorum is not present then:

(i)	if the meeting was convened on the requisition of members it shall be dissolved; or

(ii)

in any other case, if the meeting has no chairman at that time, a chairman shall first be appointed in accordance with Article 53 and then the meeting shall stand adjourned to such other day and such time and place, being at least 10 days after the original meeting, as the chairman of the meeting may determine.

55.2	If a general meeting is adjourned in accordance with Article 55.1, then at the adjourned meeting any two members present in person or by proxy shall be a quorum.

56.	Adjournment of meeting

56.1

The chairman of any general meeting may, with or without the consent of the meeting (and shall if so directed by the meeting), adjourn the meeting (before or after it has started) from time to time (or indefinitely) and from place to place (provided that if there is no quorum present, the provisions of Article 55.1 shall apply in relation to the minimum time before the holding of the adjourned meeting). If so adjourned, the chairman of the meeting shall either specify the time and place to which it is adjourned or state that it is adjourned to such time and place as the directors may determine.

57.	Notice of adjourned meeting and business at meeting

57.1	Save as provided in Article 57.2, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

57.2

When a general meeting is adjourned for thirty days or more or indefinitely, not less than seven clear days’ notice of the adjourned meeting shall be given in any manner in which notice of a meeting may lawfully be given.

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Company Number: 102498

57.3

No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place and all business conducted at that general meeting up to the time of the adjournment shall be valid.

58.	Passing a Substantive Resolution

58.1

Subject to Article 58.2 and subject to the Companies Acts, no Substantive Resolution may be considered or passed at a general meeting unless the text of the resolution was set out in the notice by which the meeting was convened.

58.2

A Substantive Resolution may be amended (for example by correcting grammatical or clerical errors which can be corrected as a matter of construction of the resolution set out in the notice when read together with any circular which accompanied the notice, or by reducing the words to a more formal language) provided that there is no departure from the substance of the resolution which was set out in the notice by which the meeting was convened. A ruling by the chairman of the meeting in good faith in relation to any such amendment shall be final and conclusive and any error in such ruling shall not invalidate the proceedings on the resolution.

58.3	The chairman of the meeting shall have power to determine whether a resolution is a Procedural Resolution or a Substantive Resolution and his decision made in good faith shall be final and conclusive.

Votes of members

59.	Manner of voting

59.1

At any general meeting all Substantive Resolutions put to the vote of the meeting shall be decided on a poll and all Procedural Resolutions put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by:

(i)	the chairman of the meeting;

(ii)	not less than five members present in person or by proxy and having the right to vote on the resolution;

(iii)

a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote on the resolution (excluding any voting rights attached to any shares in the Company held as treasury shares); or

(iv)

a member or members present in person or by proxy and holding shares in the Company conferring a right to vote on the resolution, being shares on which an aggregate sum has been paid up equal to not less than one-tenth

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Company Number: 102498

of the total sum paid up on all the shares conferring that right (excluding shares in the Company conferring a right to vote on the resolution which are held as treasury shares).

59.2

Unless a poll is required or demanded, a declaration by the chairman of the meeting that a Procedural Resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of such fact without proof of the number or proportion of the votes recorded for or against such resolution.

60.	Polls

60.1

A demand for a poll may be withdrawn only with the approval of the chairman of the meeting. A demand so withdrawn shall not be taken to have invalidated the result of a show of hands on a Procedural Resolution declared before the demand was made.

60.2

If a poll is required or demanded, it shall be taken in such manner or manners (including the use of ballot or voting papers or tickets or electronic means) as the chairman of the meeting may direct, and the result of the poll shall be deemed to be the decision of the meeting at which the poll was demanded. The chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers (who need not be members) and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

60.3

A poll demanded on the choice of a chairman of the meeting or on a question of adjournment shall be taken immediately. A poll required or demanded on any other question shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the meeting) and place as the chairman of the meeting may direct. No notice need be given of a poll not taken immediately.

60.4

A demand for a poll shall not prevent the meeting continuing for the transaction of any business other than the question on which the poll has been demanded. The requirement for a poll shall not affect the continuance or conduct of the meeting.

61.	Votes attaching to shares

61.1	Subject to Articles 47.5, 64.1 and 75 and to any special rights or restrictions as to voting attached to any class of shares:

(i)

on a show of hands, every member who is present in person shall have one vote and every person present who has been duly appointed as a proxy shall have one vote, provided that the proxy shall have one vote for the resolution in question and one vote against it if (a) the proxy has been duly appointed by more than one member entitled to vote on the resolution and

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Company Number: 102498

(b) the proxy has been instructed by one or more of those members to vote for the resolution and by one or more other of those members to vote against it or is instructed by one or more of those members to vote in one way and is given discretion as to how to vote by one or more others (and wishes to use that discretion to vote in the other way); and

(ii)

on a poll, every member who is present in person or by proxy shall have two votes for every £5 in nominal amount of the First Preference Shares and Second Preference Shares and one vote for every US$0.25 in nominal amount of all other shares of which he is the holder or in respect of which his appointment as proxy has been made.

62.	Votes by joint holders

62.1

In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the register of members in respect of the share.

63.	Votes of incapable member

63.1

If a person (by whatever name called) has been appointed by any court in any jurisdiction to exercise powers with respect to the property or affairs of any member on the ground (however formulated) that they are unable to manage their own affairs, the directors may, upon or subject to production of such evidence of the validity of the appointment as the directors may require, permit such person on behalf of such member to vote in person or by proxy at any general meeting or to exercise any other right conferred by membership in relation to meetings of the Company.

64.	Restriction of voting rights where calls unpaid

64.1

No member shall, unless the directors otherwise determine, be entitled in respect of shares held by him to vote at a general meeting either personally or by proxy or to exercise any other right conferred by membership in relation to meetings of the Company if any call or other sum presently payable by him to the Company in respect of such shares remains unpaid.

65.	Objections to votes

65.1

No person other than the Company or some person acting on its behalf may raise an objection to the admissibility of any vote except at the meeting or adjourned meeting or subsequent poll at which that vote may be, or is, given or tendered. Any such objection shall be referred to the chairman of the meeting when the

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Company Number: 102498

objection is raised. The chairman of the meeting, or some person appointed by him, shall rule on the objection and such ruling shall be final and conclusive. If a vote is ruled in order it shall then be valid for all purposes unless previously or subsequently disallowed by the Company.

66.	Voting in person or by proxy

66.1	On a poll votes may be given either personally or by proxy and a person entitled to more than one vote:

(i)	may vote in respect of some of his shares in person and in respect of others of them by proxy; and

(ii)	need not use all his votes or cast all the votes he uses (either in person or by proxy) in the same way.

Proxies and corporate representatives

67.	Appointment of proxies

67.1	A proxy shall only be appointed by one of the means specified in these Articles.

67.2

A proxy need not be a member of the Company. The appointment of a proxy shall not preclude a member from attending and voting at the meeting in respect of which such member has appointed the proxy or at any adjournment of it.

67.3

A member may appoint more than one proxy in relation to a meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him. References in these Articles to an appointment of a proxy include references to the appointment of more than one proxy.

67.4

Unless it states the contrary, the appointment of a proxy shall be valid for any adjournment of the meeting or meetings to which it relates, and for any poll arising from any such meeting or adjourned meeting.

67.5	A validly appointed proxy shall have the right to demand or join in demanding a poll and the right to speak at a meeting.

68.	Means of appointing proxies by instrument in writing

68.1	A proxy may be appointed by means of a hard copy instrument in any usual or common form, or in any other form which the directors may approve, and:

(i)	in the case of an appointor who is a natural person, shall be signed by the appointor or his agent lawfully authorised in writing; and

(ii)

in the case of an appointor which is a corporation, shall be either given under its common seal or signed on its behalf by an agent lawfully authorised in writing or by a duly authorised officer of the corporation.

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Company Number: 102498

68.2	The signature on such an instrument appointing a proxy need not be witnessed.

68.3	Where an instrument appointing a proxy is signed on behalf of the appointor by an agent lawfully authorised in writing:

(i)	the Company may treat the appointment as sufficient evidence of that person’s authority to execute the appointment of proxy on behalf of that member; and

(ii)

the authority under which the agent is appointed shall be such form as is authorised by the directors and the appointment or a duly certified copy thereof must (failing previous registration with the Company) be lodged with the instrument of proxy, or delivered to the Company by such other method as may be authorised by the directors, by the latest time for receipt of the proxy failing which the instrument of proxy may be treated as invalid.

69.	Means of appointing proxies by electronic communications

69.1

A proxy may be appointed by electronic communication to such address as may be notified by or on behalf of the Company for that purpose, or by any other lawful means from time to time authorised by the directors. Any means of appointing a proxy which is authorised by or under this Article 69 shall be subject to any terms, limitations, conditions or restrictions that the directors may prescribe.

69.2	Without limiting the provisions of Article 69.1, in relation to any shares which are uncertificated shares the directors may:

(i)

permit appointments of a proxy to be made by means of an electronic communication which is an uncertificated shares proxy instruction (“Uncertificated Proxy Instruction”) (that is, a properly authenticated dematerialised instruction or other instruction or notification, which is sent by means of the relevant system concerned and received by such participant in that system acting on behalf of the Company as the directors may prescribe, in such form and subject to such terms and conditions as may be prescribed by the directors (subject always to the facilities and requirements of the relevant system concerned));

(ii)	permit supplements to, or amendments or revocations of, any such Uncertificated Proxy Instruction to be made by like means; and

(iii)

treat any such Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

BP p.l.c.

Company Number: 102498

70.	Receipt of proxies

70.1

In order to be valid, the appointment of a proxy must be received at such place (or one of such places) by such means and in such manner as may be specified for that purpose in the notice convening the meeting or in any material accompanying the notice convening the meeting (or, in the case of a hard copy proxy, if no place is so specified, at the Registrar’s Office) by the last time for receipt stated in Article 70.2.

70.2

The last time for receipt of the appointment of a proxy is forty-eight hours (or such shorter time as the directors may decide) before the time appointed for the commencement of the meeting or adjourned meeting (or, in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting, twenty-four hours (or such shorter time as the directors may decide) before the time appointed for the taking of the poll) at which the proxy is to be used. When calculating such forty-eight hour or twenty-four hour period the directors may decide to take no account of any part of a day that is not a working day.

71.	Revocation or amendment of proxies

71.1

Notice of the revocation of the appointment of a proxy or amendments to proxy instructions may be given in any lawful manner which complies with all rules in force that the directors have made to govern how a proxy is validly revoked or proxy instructions amended.

71.2

A vote cast by proxy shall not be invalidated by the previous death or insanity of any appointor, or by the revocation or amendment to the appointment of or instructions to the proxy, or of the authority under which the appointment was made, unless notice in writing of such death, insanity, revocation or amendment shall have been received by the Company at such place (or one of such places) and in such manner as may be specified for that purpose in the notice convening the meeting or in any material accompanying the notice convening the meeting (or, in the case of a hard copy proxy, if no place is so specified, at the Registrar’s Office) by the last time for receipt stated in Article 71.3.

71.3

The last time for receipt of a notice under Article 71.2 is forty-eight hours (or such shorter time as the directors may decide) before the time appointed for the commencement of the meeting or adjourned meeting (or, in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting, twenty-four hours (or such shorter time as the directors may decide) before the time appointed for the taking of the poll) at which the proxy is to be used. When calculating such forty-eight hour or twenty-four hour period the directors may decide to take no account of any part of a day that is not a working day.

BP p.l.c.

Company Number: 102498

72.	Directors’ powers to establish procedures in connection with proxies

72.1

The directors may (consistently with the Companies Acts and these Articles) make such rules as they decide are appropriate in relation to proxies, including in relation to verifying the appointment or revocation of a proxy. Any such rules may be general, or specific to a particular meeting. Without limitation, any such rules may include provisions that the directors (or some person or persons appointed by them) may conclusively determine any matter or dispute relating to:

(i)	the appointment or revocation, or purported appointment or revocation, of a proxy; or

(ii)	any instruction contained or allegedly contained in any such appointment,

and any such rules may also include rebuttable or conclusive presumptions of any fact concerning those matters. The directors may from time to time modify or revoke any such rules as they may decide, provided that no subsisting valid appointment or revocation of a proxy or any vote instruction shall thereby be rendered invalid.

72.2

Where two or more valid appointment of proxy are received in respect of the same share in relation to the same meeting, the appointment of proxy which is last received shall be treated as replacing or revoking the other or others. If the Company is unable to determine which is last received, the directors may determine that none of such appointments shall be treated as valid in respect of that share.

73.	Corporations acting by representatives

73.1

Subject to the provisions of the Companies Acts, any corporation (other than the Company itself) which is a member of the Company may, by resolution of its directors or other governing body, authorise a person or persons to act as its representative or representatives at any meeting of the Company, or at any separate meeting of the holders of any class of shares. The corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person or persons so authorised is present at it, and all references to attendance and voting in person shall be construed accordingly. The Company may require such person or persons to produce a certified copy of the resolution before permitting him to exercise his powers.

73.2

A vote given or poll demanded by a corporate representative shall be valid notwithstanding that the corporate representative is no longer authorised to represent the member unless notice in writing of the revocation of appointment was delivered in writing to the Company at such place or address and by such

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Company Number: 102498

time as is specified in accordance with Article 71 for the revocation of the appointment of a proxy.

74.	Limitation of liabilities in connection with proxies and corporate representatives

74.1

To the extent permitted by law, each of the directors, the Secretary and each person employed or, directly or indirectly, retained or used by the Company in the processes of receiving and validating the appointment and revocation of proxies shall not be liable to any persons other than the Company in respect of any acts or omissions (including negligence) occurring in the execution or purported execution of his tasks relating to such processes, provided that he shall have no such immunity in respect of any act done or omitted to be done in bad faith.

74.2

The Company shall not be bound to enquire whether any proxy or corporate representative votes in accordance with the instructions given to him by the member he represents and if a proxy or corporate representative does not vote in accordance with the instructions of the member he represents the vote or votes cast shall nevertheless be valid for all purposes.

Suspension of rights for non-disclosure of interests in shares

75.	Suspension of rights for non-disclosure of interests in shares

75.1

This Article 75 applies if any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under Section 793 of the Companies Act 2006 and is in default for a period of fourteen days or more from the service of the notice (the “Designated Period”) in supplying the Company (or its agent) with the information thereby required.

75.2

The directors may at any time after expiry of the Designated Period by notice to such member (a “Direction Notice”) direct that in respect of the shares in relation to which the default occurred (the “Default Shares”) the member shall not (for so long as the default continues) nor shall any transferee to whom any Default Shares are transferred (other than pursuant to an Approved Transfer) be entitled to vote either personally or by proxy at a general meeting of the Company or a meeting of the holders of any class of shares of the Company or to exercise any other right to attend or vote at general meetings of the Company or meetings of the holders of any class of shares of the Company.

75.3

The Company shall send to each other person appearing to be interested in the shares the subject of any Direction Notice a copy of such notice, but the failure or omission by the Company to do so shall not invalidate such Direction Notice.

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Company Number: 102498

75.4	Where the Default Shares represent at least 0.25 per cent. of the issued shares of that class, then the directors may include all or any of the following additional directions in the Direction Notice:

(i)

that any cash dividend or other such money, or shares issued in lieu of a dividend, which would otherwise be due in respect of each of the Default Shares shall (in whole or any part thereof) be retained (or, as the case may be, not issued) by the Company without any liability to pay interest when such dividend or other money or shares is finally paid or issued to the member; and/or

(ii)	that no transfer of any of the shares held by such member shall be registered except for an Approved Transfer permitted by Article 75.5.

75.5	For the purposes of this Article 75, a transfer is permitted (an “Approved Transfer”) if:

(i)

the member is not himself in default as regards supplying the information required and the transfer is of part only of the member’s holding and when presented for registration is accompanied by a certificate by the member in a form satisfactory to the directors to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer;

(ii)	it is a transfer of shares to an offeror by way or in pursuance of acceptance of a takeover offer for a company (as defined in Section 974 of the Companies Act 2006);

(iii)

the directors are satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares to a party unconnected with the member and with other persons appearing to be interested in such shares; or

(iv)	the transfer results from a sale made through a Recognised Investment Exchange.

75.6

In the case of shares held by the member in uncertificated form, the directors may, to enable the Company to deal with the shares in accordance with the provisions of this Article 75, require the Operator of a relevant system to convert the shares into certificated form.

75.7

Where any sanctions under this Article 75 apply in relation to any Default Shares, they shall continue to have effect until the end of the period of seven days (or such shorter period as the directors may decide) following the earlier of:

(i)	receipt by the Company of the information required by the notice under Section 793 of the Companies Act 2006; and

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Company Number: 102498

(ii)	receipt by the Company of notice that the Default Shares have been transferred by means of an Approved Transfer.

75.8	The directors may suspend or cancel any of the sanctions under this Article 75 at any time in relation to any shares and may at any time give notice cancelling a Direction Notice.

75.9

Any new shares in the Company issued in right of the Default Shares shall be subject to the same sanctions as apply to the Default Shares, and the directors may make any right to an allotment of the new shares subject to sanctions corresponding to those which will apply to those shares on issue, provided that:

(i)

any sanctions applying to, or to a right to, new shares by virtue of this Article 75 shall cease to have effect when the sanctions applying to the related Default Shares cease to have effect (and shall be suspended or cancelled if and to the extent that the sanctions applying to the related default shares are suspended or cancelled); and

(ii)	Articles 75.1 and 75.2 shall apply to the exclusion of this Article 75.9 if the Company gives a separate Direction Notice in relation to the new shares.

75.10

Where any person appearing to be interested in the Default Shares has been duly served with a Direction Notice and the Default Shares which are the subject of such Direction Notice are held by an Approved Depositary, the provisions of this Article 75 shall be treated as applying only to such Default Shares held by the Approved Depositary and not (insofar as such person’s apparent interest is concerned) to any other shares held by the Approved Depositary.

75.11

Where the member on which a notice under Section 793 of the Companies Act 2006 is served is an Approved Depositary acting in its capacity as such, the obligations of the Approved Depositary as a member of the Company shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by it pursuant to the arrangements entered into by the Company or approved by the directors pursuant to which it was appointed as an Approved Depositary.

75.12	For the purpose of this Article 75:

(i)

a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification under Section 793 of the Companies Act 2006 which either (a) names such person as being so interested or (b) fails to establish the identities of those interested in the shares and (after taking into account the said notification and any other relevant Section 793 notification) the Company knows or has reasonable cause to believe or suspects on reasonable grounds that the person in question is or may be interested in the shares; and

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Company Number: 102498

(ii)	reference to a person being in default for the Designated Period in supplying to the Company the information required by a notification under Section 793 of the Companies Act 2006 includes:

(a)	reference to his having failed or refused to give all or any part of it;

(b)	reference to his having given any information which he knows to be false in a material particular or having recklessly given information which is false in a material particular; and

(c)	reference to the Company knowing or having reasonable cause to believe that any of the information provided is false or materially incorrect or incomplete.

75.13	Nothing contained in this Article 75 shall limit the power of the directors under the Companies Acts.

Appointment and retirement of directors

76.	Power to appoint directors

76.1

The Company may by ordinary resolution appoint any person, who is willing to act as a director and permitted by law to act as a director, to be a director either as a replacement for another director or as an additional director.

76.2

Without prejudice to Article 76.1, the directors shall also have power at any time to appoint any person either as a replacement for another director or as an additional director, but so that the total number of directors shall not thereby exceed any maximum number fixed by or in accordance with these Articles. Any person so appointed by the directors shall hold office only until the next annual general meeting notice of which is first sent after his appointment and he shall then be eligible for re-election.

77.	Eligibility for appointment as director

77.1	No person shall be eligible for appointment as a director at any general meeting unless:

(i)	he is a director retiring at the meeting;

(ii)	he is a person recommended by the directors for election; or

(iii)

not less than seven nor more than forty-two days before the date appointed for the meeting there shall have been lodged at the Office notice in writing signed by a member (other than the person to be proposed), duly qualified to attend and vote at the meeting for which such notice is given, of his intention to propose such person for election and also notice in

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Company Number: 102498

writing signed by the person to be proposed of his willingness to be elected.

78.	Annual retirement of directors

78.1

At the end of each annual general meeting all the directors holding office at the date that notice is sent of that annual general meeting shall retire from office unless elected or re-elected at the meeting.

78.2

The Company at the general meeting at which a director retires under any provision of these Articles may by ordinary resolution re-elect the retiring director or elect in his place some other person eligible for appointment.

78.3	A retiring director shall be deemed to have been re-elected except:

(i)	where at such meeting it is expressly resolved not to fill such office or a resolution for the re-election of such director is put to the meeting and lost; or

(ii)	where such director has given notice in writing to the Company that he is unwilling to be re-elected.

78.4

The retirement of a director shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the retiring director or a resolution for such director’s re-election is put to the meeting and lost and accordingly a retiring director who is, or is deemed to have been, re-elected will continue in office without a break.

79.	Termination of a director’s appointment

79.1	A person shall cease to be a director, and a member of any committee of the directors, on the occurrence of any of the following events:

(i)	he becomes prohibited by law from acting as a director or ceases to be a director by virtue of any provision of the Companies Acts or of these Articles;

(ii)

he resigns by notice in writing delivered to the Secretary or tendered at a meeting of the directors, or by notice in writing he offers to resign or retire and the directors resolve to accept such offer;

(iii)	he has a bankruptcy order made against him or makes an arrangement or composition with his creditors generally;

(iv)

in the case of any director who holds any executive office at the Company, his appointment to that executive office is terminated or expires and the directors resolve that he should cease to be a director;

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Company Number: 102498

(v)

a registered medical practitioner who has examined the director gives a written opinion to the Company stating that he has become physically or mentally incapable of acting as a director and may remain so for more than a further three months and the directors pass a resolution stating that the director should cease to be a director; or

(vi)	all of the other directors vote in favour of, or approve, a resolution stating that the director should cease to be a director.

80.	Removal of a director by special resolution

80.1

In addition to any power of removal under the Companies Acts, the Company may, by special resolution, remove a director before the expiration of his period of office and, subject to these Articles, may, by ordinary resolution, appoint another person who is willing to act as a director, and is permitted by law to do so, to be a director instead of him.

Directors and directors’ interests

81.	Number of directors

81.1	Subject to Article 94.1, the number of directors shall not be fewer than three nor more than twenty-two.

81.2	The Company may from time to time by ordinary resolution vary the minimum or maximum number of directors.

82.	No qualification shares

82.1	A director shall not be required to hold any shares in the Company by way of qualification.

83.	Directors’ remuneration

83.1

The aggregate maximum remuneration payable to the directors for their services in such capacity shall be determined from time to time by ordinary resolution of the Company. Such amount shall be divided among the directors as they may agree unless the resolution provides otherwise. The amount of remuneration so determined will include remuneration for serving as Chairman and serving on committees of directors but will not include remuneration of directors for performing an executive office of the Company.

84.	Directors’ expenses and pensions

84.1	The Company may pay on behalf of any director, or reimburse him in respect of, all such reasonable expenses incurred by him in connection with:

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Company Number: 102498

(i)	attendance at meetings of the directors or of committees of the directors or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company; and

(ii)

any activities undertaken in or about the business of the Company or in connection with the attendance of any spouse or partner of his on any occasion where such spouse or partner accompanies a director for the purpose of advancing the business or interests of the Company.

84.2

The directors shall have power to pay and agree to pay pensions or other retirement, superannuation, death or disability benefits to (or to any person in respect of) any director or former director of the Company or to relations or dependants of or persons connected to such director or former director, and for the purpose of providing any such pensions or other benefits to contribute to any scheme or fund or to pay premiums.

85.	Directors’ interests in contracts and other positions

85.1

A director may be in any way, directly or indirectly, interested in any contract, arrangement or transaction with the Company and he may hold and be remunerated in respect of any office, employment or position (other than the office of auditor of the Company or any subsidiary undertaking of the Company) in relation to the Company or any firm or body corporate in which the Company is in any way interested and he (or any firm or body corporate with which he is associated) may act in a professional capacity for the Company or any such firm or body corporate and be remunerated for so acting. In any such case, save as otherwise agreed, such director may retain for his own absolute use and benefit all profits and advantages accruing to him.

85.2

The Company shall have no claim arising from, or in consequence of, a director’s interest in any contract, arrangement or transaction or from any office, employment or position within the scope of this Article 85, and no director shall breach any of his duties to the Company as a result of having that interest and no such contract, arrangement or transaction shall be liable to be avoided on the ground of any such interest or benefit.

86.	Directors’ powers to authorise conflicts of interest

86.1

The directors may (subject to such terms and conditions, if any, as they may think fit to impose from time to time, and subject always to their right to vary or terminate such authorisation) authorise, to the fullest extent permitted by law:

(i)

any matter which would otherwise result in a director infringing his duty to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company

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Company Number: 102498

and which may reasonably be regarded as likely to give rise to a conflict of interest (including a conflict of interest and duty or conflict of duties); and

(ii)

a director to accept or continue in any office, employment or position in addition to his office as a director of the Company and without prejudice to the generality of paragraph (i) above may authorise the manner in which a conflict of interest arising out of such office, employment or position may be dealt with, either before or at the time that such a conflict of interest arises, provided that for this purpose the director in question and any other interested director are not counted in the quorum at any meeting of the directors at which such matter or such office, employment or position is approved and it is agreed to without their voting or would have been agreed to if their votes had not been counted.

86.2

A director shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any matter, or from any office, employment or position, which has been approved by the directors pursuant to this Article 86 (subject in any such case to any limits or conditions to which such approval was subject).

86.3	This Article 86 is without prejudice to the operation of Article 85.

87.	Directors’ conflicts and disclosure of information

87.1

If a matter, or office, employment or position, has been authorised by the directors in accordance with Article 86 (subject to such terms and conditions, if any, as the directors may think fit to impose from time to time, and subject always to their right to vary or terminate such authorisation) or if any matter, or office, employment or position set out in Article 85 applies in relation to a director then:

(i)

the director shall not be required to disclose any confidential information relating to such matter or such office, employment or position to the Company if to make such a disclosure would result in a breach of a duty or obligation of confidence owed by him in relation to or in connection with that matter or that office, employment or position;

(ii)	the director may absent himself from meetings of the directors at which anything relating to that matter or that office, employment or position will or may be discussed; and

(iii)	the director may make such arrangements as such director thinks fit for papers and information provided to the directors to be received and read by a professional adviser on behalf of that director.

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Company Number: 102498

Meetings and proceedings of directors

88.	Directors’ meetings

88.1	Subject to the provisions of these Articles the directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit.

88.2

Subject to Article 88.1, all or any of the directors or members of any committee of directors may participate in a meeting of the directors or that committee by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other. Any person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting is then present.

89.	Calling directors’ meetings

89.1

The directors may decide when and where to hold a meeting of the directors and how they will be conducted. A meeting of the directors may be called at any time by a director and the Secretary must arrange for a meeting of the directors to be called if asked to do so by a director.

89.2

Notice of a meeting of directors may be given personally, or by word of mouth or in writing to any address (including an electronic address) given by the director for that purpose. Any director may waive notice of any meeting prospectively or retrospectively and any retrospective waiver shall not affect the validity of the meeting or any of the business conducted at it.

90.	Quorum for directors’ meetings

90.1

The quorum necessary for the transaction of the business of the directors may be fixed from time to time by the directors and unless so fixed at any other number shall be two. A meeting of the directors at which a quorum is present shall be competent to exercise all powers and discretions exercisable by the directors.

91.	Chairman

91.1

The directors may elect the Chairman from their number and decide the period for which he is to hold office. If no Chairman has been appointed, or if at any meeting of the directors no Chairman is present within five minutes after the time appointed for holding the meeting, the directors present may choose one of their number to be chairman of the meeting.

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Company Number: 102498

92.	Votes at directors’ meetings

92.1

Matters to be decided at any meeting of the directors shall be determined by a majority of votes. In the case of an equality of votes the chairman of the meeting shall have a second or casting vote (unless he is not entitled to vote on the matter in question, in which case if there is an equality of votes the matter shall be treated as not having been decided).

93.	Votes and directors’ interests

93.1

Save as permitted by Article 93.2, a director shall not vote in respect of any contract or arrangement or any other transaction or proposal whatsoever in which he has any material interest otherwise than by virtue of his interests in shares or debentures or other securities of the Company. A director shall not be counted in the quorum at a meeting in relation to any resolution or matter on which he is debarred from voting.

93.2

Subject to the provisions of the Companies Acts, and subject always to the provisions of Article 86.1, a director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters:

(i)	giving any security or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiary undertakings;

(ii)

giving any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by giving security;

(iii)

any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings for subscription or purchase in which he is or is to be interested as a participant in the underwriting or sub-underwriting of such offer;

(iv)

any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or member or otherwise, provided that he (together with persons connected with him within the meaning of Section 252 of the Companies Act 2006) is not the holder of or beneficially interested in one per cent. or more of the issued shares of any class of such company (or of any third company through which his interest is derived) or of the voting rights available to members of the relevant company (any such interest of one per cent or more being deemed for the purposes of this Article 93 to be a material interest in all circumstances);

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Company Number: 102498

(v)	any proposal concerning the purchase and/or maintenance of any insurance policy under which he may benefit;

(vi)

any proposal concerning: (i) giving him any indemnity which is on substantially the same terms as indemnities given or to be given to all of the other directors; or (ii) the Company funding his expenditure on defending proceedings or the Company doing anything to enable him to avoid incurring such expenditure where all other directors have been given or are to be given substantially the same arrangements; and

(vii)

any proposal concerning an arrangement for the benefit of the employees and directors or former employees and former directors of the Company or any of its subsidiary undertakings, including but without being limited to a retirement benefits scheme and an employees’ share scheme, which does not accord to any director any privilege or advantage not generally accorded to the employees or former employees to whom the arrangement relates.

93.3

Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested, such proposals may be divided and considered in relation to each director separately and in such case each of the directors concerned (if not otherwise debarred from voting on such proposals under Article 86.1 or this Article 93) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

93.4

If any question shall arise at any time as to the materiality of a director’s interest or as to the entitlement of any director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting (or if the director concerned is the chairman, to the other directors at the meeting) and his ruling in relation to any other director (or the ruling of the majority of the other directors if the director concerned is the chairman) shall be final and conclusive except in a case where the nature or extent of the interests of such director has not been fairly disclosed by the director concerned to the directors.

93.5	The Company may by ordinary resolution suspend or relax the provisions of this Article 93 to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article 93.

93.6	For the purposes of this Article 93:

(i)

(i) subject to sub-paragraph (iii) below, an interest of a person who is connected with a Director (within the meaning of Section 252 of the Companies Act 2006) shall be treated as an interest of that Director;

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Company Number: 102498

(ii)

a general notice given to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction or arrangement of the nature and extent so specified, but not otherwise; and

(iii)	an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

94.	Directors acting during vacancies

94.1

The continuing directors may act notwithstanding any vacancies, but if and so long as the number of directors is reduced below the minimum number fixed by or in accordance with Article 81 the continuing directors or director may act for the purpose of filling such vacancies or summoning general meetings, but not for any other purpose. If there are no directors or director able or willing to act, then any two members may summon a general meeting for the purpose of appointing directors.

95.	Written resolutions of directors

95.1

A resolution in writing agreed to by all the directors entitled to receive notice of a meeting of the directors and who would be entitled to vote (and whose vote would have been counted) on the resolution at a meeting of the directors shall (if that number is sufficient to constitute a quorum) be as valid and effectual as if it had been passed at a meeting of the directors, duly convened and held. A resolution in writing is adopted when all such directors have signed one or more copies of it or have otherwise indicated their agreement to it in writing.

96.	Validity of acts of directors

96.1

All acts done by any meeting of directors, or of any committee of directors, or by any person acting as a director or as a member of any such committee, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any of the persons acting as a director or committee member, or that any such persons were disqualified or had ceased to be a director or member of the committee, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director or member of the committee and had been entitled to vote.

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Company Number: 102498

Executive office and delegation by directors

97.	Offices held by directors

97.1

The directors may from time to time appoint one or more of their body to be the holder of any executive office on such terms (including such terms as to remuneration by way of salary, commission or otherwise) and for such period as they may (subject to the provisions of the Companies Acts) decide and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke any such appointment.

97.2

The appointment of any director to an executive office shall not automatically terminate if he ceases for any reason to be a director unless the contract under which he holds that executive office expressly states otherwise in which event such termination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

98.	Delegation to executives

98.1

The directors may entrust to and confer upon any director holding any executive office any of the powers exercisable by them as directors, upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and the directors may from time to time revoke, withdraw, alter or vary all or any of such powers.

99.	Delegation to persons or committees

99.1

The directors may delegate any of their powers or discretions which are conferred on them under these Articles to such person or committee by such means (including by power of attorney), to such an extent in relation to such matters or territories and on such terms and conditions, as they think fit. If the directors so specify, any such delegation may authorise further delegation of the directors’ powers by any person to whom they are delegated. The directors may revoke any delegation in whole or part, or alter its terms and conditions. The power to delegate under this Article 99 includes power to delegate the determination of any fee, remuneration or other benefit which may be paid or provided to any director.

99.2

References to a committee of the directors are to a committee established in accordance with this Article 99, whether or not comprised wholly of directors. Any committee so formed under this Article 99 shall in the exercise of the powers so delegated conform to such of these Articles as regulate the proceedings of directors so far as they are capable of applying and so far as the same are not superseded by any rules made by the directors under Article 99.3.

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Company Number: 102498

99.3

The directors may make rules regulating the proceedings of any such committees, which shall prevail over any rules derived from these Articles pursuant to Article 99.2 if, and to the extent that, they are not consistent with them.

100.	Appointment of attorneys

100.1

The directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm, person or fluctuating body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

Powers of directors

101.	General powers of the directors

101.1

The business and affairs of the Company shall be managed by the directors, who may exercise all such powers of the Company as are not required by these Articles or the Companies Acts to be exercised by the Company in general meeting, subject to any provisions of these Articles or of the Companies Acts and to such directions, not being inconsistent with the provisions of these Articles or the Companies Acts, as may be given by special resolution of the Company.

101.2

No alteration of these Articles, or direction made by the Company in accordance with Article 101.1, shall invalidate any prior act of the directors which would have been valid if such alteration had not been made or such direction had not been given.

101.3	The general powers given by this Article 101 shall not be limited or restricted by any special authority or power given to the directors by any other Article.

102.	Borrowing powers

102.1

Subject to the provisions of this Article 102 and to the provisions of the Companies Acts, the directors may exercise all the powers of the Company to borrow money, to mortgage or charge its undertaking, property and uncalled capital and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

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Company Number: 102498

102.2

The directors shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings incorporated in the United Kingdom so as to secure that the aggregate amount remaining undischarged of all monies borrowed by the Company and/or any of its subsidiary undertakings incorporated in the United Kingdom (exclusive of monies borrowed by the Company from and owing to any such subsidiary undertaking, or borrowed by any such subsidiary undertaking from and owing to the Company or another such subsidiary undertaking) shall not, except with the consent of the Company in general meeting, at any one time exceed two times:

(i)	the amount paid up on the share capital of the Company for the time being issued, plus

(ii)

the aggregate of the sums standing to the credit of the capital and revenue reserves (including share premium account and undistributed profits but excluding amounts set aside for taxation) of the Company and its subsidiary undertakings incorporated in the United Kingdom as appearing in the latest audited accounts of those companies.

102.3	For the purposes of the limits in Article 102.2:

(i)	the issue of debentures shall be deemed to constitute borrowing notwithstanding that the debentures may be issued in whole or in part for a consideration other than cash;

(ii)

monies borrowed for the purpose of repaying or redeeming (with or without premium) in whole or in part any amounts previously borrowed and then outstanding and intended to be applied for such purpose within six months after the borrowing thereof shall not during such period, except to the extent so applied, themselves be taken into account;

(iii)

any amounts borrowed from bankers or others for the purpose of financing any contract up to an amount not exceeding that part of the price receivable under such contract which is guaranteed or insured by the Export Credits Guarantee Department or other like institution carrying on a similar business shall be deemed not to be borrowed monies; and

(iv)

borrowed monies expressed in or calculated by reference to a currency other than sterling shall be converted into sterling by reference to the rate of exchange used for the conversion of such currency in the latest audited balance sheet of the relevant company or, if no rate was so used, by reference to the rate of exchange or approximate rate of exchange ruling on such date and determined on such basis as the auditors of the Company may determine or approve.

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Company Number: 102498

102.4

No person dealing with the Company or any of its subsidiary undertakings shall be concerned to see or enquire whether the borrowing limit is observed and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had, at the time when the debt was incurred or security given, express notice that the borrowing limit had been or would thereby be exceeded.

103.	Power to change the Company’s name

103.1	The Company may change its name by resolution of the directors.

104.	Power to make provision for employees on cessation of business

104.1

The directors may sanction the exercise of the power to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiary undertakings (other than a director or former director) in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary undertaking.

105.	Location of head office

105.1	The Directors shall ensure that the head office of the Company remains in England at all times.

106.	Branch registers

106.1

Subject to and to the extent permitted by the Companies Acts, the Company, or the directors on behalf of the Company, may cause to be kept in any territory a branch register of members resident in such territory, and the directors may make and vary such regulations as they may think fit respecting the keeping of any such register.

Secretary

107.	Secretary

107.1

The Secretary shall be appointed by the directors on such terms and for such period as they may think fit. Any Secretary so appointed may at any time be removed from office by the directors, but without prejudice to any claim for damages for breach of any contract of service between him and the Company. If thought fit two or more persons may be appointed as joint secretaries. The directors may also appoint from time to time on such terms as they may think fit one or more deputy secretaries, assistant secretaries and deputy assistant secretaries and the Secretary may delegate any of the powers or discretions

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Company Number: 102498

which are conferred on the Secretary under these Articles to such person or persons by such means (including by power of attorney), to such an extent in relation to such matters or territories and on such terms and conditions, as he thinks fit. A signature or attestation or certification of or on any document by a deputy, assistant or deputy assistant secretary in that capacity shall in favour of any person dealing with the Company on the faith thereof be as effective as if it were the signature or attestation or certification of or on such document by the Secretary.

Reserves

108.	Reserves

108.1

After payment of the dividends upon any preference shares of the Company and of a dividend of 4.2 per cent. upon the Ordinary Shares, there shall be set aside a special reserve fund out of the balance of the profits of each year such sum as the directors may determine, and no part of the monies so set aside nor of the interest on such monies shall without the sanction of a special resolution of the holders of the preference shares be applied otherwise than for the purpose of making up any deficit of cumulative dividend on the preference shares, or in the event of a reduction of capital or a winding up, for the purpose of repaying to the holders of the preference shares the amounts paid up on such shares together with the 10 per cent. referred to in paragraphs (i) and (ii) of Article 6.1 but the same may be used by the directors as part of the working capital of the Company. All monies from time to time standing to the credit of the special reserve fund may be invested in or upon such securities or investments as the directors shall think fit, including the debentures of any company formed or promoted by the Company, or in which the Company holds shares.

108.2

The directors may from time to time set aside out of the profits of the Company and carry to a general reserve any such further sums as they think proper which shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or invested. The directors may divide the general reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the general reserve may have been divided. The directors may also without placing the same to reserve carry forward any profits.

108.3	In carrying sums to reserve and in applying the same the directors shall comply with the provisions of the Companies Acts.

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Company Number: 102498

Dividends

109.	Powers and rights in respect of dividends

109.1	The Company may by ordinary resolution declare dividends but no such dividend shall exceed the amount recommended by the directors.

109.2	The directors may also from time to time declare and pay dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit.

109.3	Dividends may be declared and paid in any currency or currencies that the directors shall determine, provided that:

(i)

the directors shall announce a sterling equivalent for any dividend declared in another currency and the date of the intended announcement of such sterling equivalent shall be notified by the directors when the dividend is declared;

(ii)	the sterling equivalent for any dividend declared in another currency shall be determined in accordance with Article 111.3; and

(iii)	holders of Ordinary Shares shall be entitled to be paid dividends in sterling.

109.4

When declaring a dividend, the Company or the directors may identify either generally or in relation to any particular group or groups of members the funds from which it is proposed that the dividend will be paid.

109.5	No dividend shall be paid otherwise than out of profits available for distribution under the provisions of the Companies Acts.

110.	Payment of fixed dividends

110.1

If and so far as in the opinion of the directors the profits of the Company justify such payments, the directors may declare and pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof and may also from time to time pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit.

111.	Supplementary rules relating to dividends

111.1

Unless and to the extent that the rights attached to any shares, the terms of issue thereof or these Articles otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the

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Company Number: 102498

dividend is paid. For the purposes of this Article 111, no amount paid on a share in advance of calls shall be treated as paid on the share.

111.2	The directors may make provisions to enable a member and/or an Approved Depositary and/or any Appointed Person to receive dividends duly payable in a currency or currencies other than sterling.

111.3

For the purposes of the calculation of the amount receivable in respect of any dividend, the rate of exchange to be used to determine the relevant currency equivalent of any sum payable as a dividend shall be determined by the directors by reference to such market rate or rates or the mean of such market rates prevailing at such time or times or on such other date or dates, in each case falling before the time of the relevant announcement of the currency equivalent, as the directors may select.

112.	Acquired profits

112.1

Subject to the provisions of the Companies Acts, where any asset, business or property is bought by the Company as from a past date, the profits and losses thereof as from such date may at the discretion of the directors be carried in whole or in part to revenue account and treated for all purposes as profits or losses of the Company.

112.2

Subject to the provisions of the Companies Acts, if any shares or securities are purchased with the right to dividend or interest, such dividend or interest may at the discretion of the directors be treated as revenue, and it shall not be obligatory to capitalise all or any part of such dividend or interest.

113.	No interest on dividends

113.1	No interest shall be payable by the Company in respect of any dividend or other monies payable on or in respect of a share.

114.	Retention of dividends for unpaid shares

114.1

The directors may retain any dividend or other monies payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

114.2

The directors may retain the dividends payable upon shares in respect of which any person is, under the provisions in these Articles as to the transmission of shares, entitled to become a member, or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

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Company Number: 102498

115.	Waiver of dividends

115.1

The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the member (or the person entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

116.	Non-cash dividends

116.1

The Company may upon the recommendation of the directors by ordinary resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid-up shares or debentures of any other company) and the directors shall give effect to such resolution.

117.	Payment mechanisms for dividends and other money payable

117.1	Any dividend or other money payable in cash (whether in sterling or foreign currency) relating to a share shall be payable to:

(i)	the member;

(ii)	if the share is held by more than one member, all joint holders;

(iii)	the person or persons becoming entitled to the share by reason of the death or bankruptcy of a holder or otherwise by operation of law; or

(iv)	an Approved Depositary,

and such person shall be referred to as the “recipient” for the purposes of this Article 117 and Article 118.

117.2

Any dividend or other money payable in cash (whether in sterling or foreign currency) relating to a share shall be paid by such method as the directors, may decide and without limiting any other method of payment which the Company may adopt, the directors may decide that payment can be made wholly or partly:

(i)

by inter-bank transfer, in electronic form, by electronic means or by such other means approved by the directors to be paid directly to an account (of a type approved by the directors) nominated (in some manner authorised by the directors) by the recipient (or by any joint recipient in the case of joint holders) or in the case of an Approved Depositary, and subject to the approval of the directors, to be paid to such account or accounts as the Approved Depositary may direct);

(ii)	by cheque or warrant or any other similar financial instrument sent either:

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Company Number: 102498

(a)	to the registered address of the recipient;

(b)	in the case of joint recipients, to any one of such recipients;

(c)	or to such person and such postal address as the recipient (or any joint recipient in the case of joint holders) may in writing direct; or

(d)	in the case of an Approved Depositary, and subject to the approval of the directors, to such persons and postal addresses as the Approved Depositary may direct; and

(iii)

in respect of any share which is an uncertificated share in such manner as the directors may decide is sufficient, by means of the relevant system concerned (subject always to the facilities and requirements of that relevant system), including the sending by the Company or by any person on its behalf of an instruction to the Operator of the system to credit the account of the recipient (or any joint recipient in the case of joint holders) provided that every such payment to be made by means of that relevant system shall be made in such manner as may be consistent with the facilities and requirements of the system.

117.3	In respect of the payment of any dividend or other money payable in cash (whether in sterling or foreign currency) relating to a share, the directors may decide, and notify recipients, that:

(i)

one or more methods of payment will be used and a recipient (or any joint recipient in the case of joint holders) may elect to receive the payment by one of the means so notified in the manner prescribed by the directors;

(ii)	one or more methods of payment will be used unless a recipient (or any joint recipient in the case of joint holders) elects otherwise in the manner prescribed by the directors; or

(iii)	one or more methods of payment will be used and that recipients will not be able to elect otherwise.

117.4	The directors may for this purpose decide that different methods of payment may apply to different recipients or groups of recipients (such as an Approved Depositary or overseas members).

117.5

Payment made in any way whatsoever is made at the risk of recipient. The Company will not be responsible for a payment which is lost or delayed. The Company is treated as having made a payment, and such payment shall constitute a good discharge to the Company, if a payment using electronic means or other means approved by the directors is made in accordance with instructions given by the Company, or if the cheque or warrant or other similar financial instrument in question is paid by the banker or other person upon whom it is drawn.

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Company Number: 102498

117.6

If the directors decide that a payment or payments will be made by cheque or warrant or any other similar financial instrument pursuant to this Article 117, then every such cheque, warrant or instrument shall be made payable to, or to the order of, the recipient to whom it is sent, or to such person as the recipient may direct. If any such cheque, warrant or instrument has or shall be alleged to have been lost, stolen or destroyed, the directors may, on request of the recipient or person entitled to such cheque, warrant or instrument, issue a replacement subject to compliance with such conditions as to evidence and indemnity and the payment of such administrative expenses of the Company in connection with the request as the directors may think fit.

117.7

Where an Approved Depositary has elected or agreed pursuant to provision made under these Articles to receive dividends in a foreign currency, the directors may approve the entering into of arrangements with such Approved Depositary to enable payment of the dividend to be made to such Approved Depositary in such foreign currency for value on the date on which the relevant dividend is paid, or such later date as the directors may decide.

118.	Right to cease sending payment and unclaimed payments

118.1	If:

(i)

on three consecutive occasions a cheque or warrant or any other similar financial instrument, or other method of payment, in payment of dividends or other monies payable on or in respect of any share have been sent in accordance with the provisions of Article 117 but have been returned undelivered or left uncashed, or the other method of payment has failed; or

(ii)

a recipient does not specify an address, or does not specify an account of a type prescribed by the directors, or other details necessary in order to make a payment of a dividend or other monies payable on or in respect of any share by the means by which the directors have decided in accordance with Article 117 that a payment is to be made, or by which the recipient has elected to receive payment, and such address or details are necessary in order for the Company to make the relevant payment in accordance with such decision or election, the Company need not thereafter despatch further cheques or warrants or instruments, or use any other method of payment, in payment of dividends or other monies payable on or in respect of the share in question until the recipient or other person entitled shall have communicated with the Company and supplied in writing to the Registrar’s Office a postal address or account details to enable the relevant method of payment (prescribed by the directors in accordance with Article 117) to be used.

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Company Number: 102498

118.2

If a payment made or attempted pursuant to Article 117 is unsuccessful or if the relevant method of payment (prescribed by the directors in accordance with Article 117) cannot be used, due to any of the circumstances referred to in paragraph (ii) of Article 118.1, the Company may transfer the amount then due from it into an account of the Company. Any amount so transferred is to be treated as having been duly paid to its originally intended recipient or recipients at the time it is credited to the account in question of the Company. The Company shall then hold such amount in that account until the first to occur of the following:

(i)	the amount in question is claimed by the person or persons duly entitled to it, upon which the Company shall pay the amount to that person or persons;

(ii)

valid account details to enable the relevant method of payment (prescribed by the directors in accordance with Article 117) to be used are duly nominated for receipt of the amount in question, upon which nomination the Company shall pay that amount into the nominated account;

(iii)

ten years have passed since the Company paid the amount into its own account as permitted by this Article 118.2, at which time the amount in question shall be forfeited, the Company shall be freed from any obligation to pay the amount and the Company shall not be obliged to account to, or be liable in any respect to, the recipient or person who would have been entitled to the amount; and

(iv)

pursuant to the authority in Article 40, the Company sells the share to which the amount in question relates and twelve months have passed following the sale of the share without any valid claim being made for the proceeds of sale, at which time the amount in question held prior to that sale (that is any dividends and moneys payable on or in respect of the share which have arisen prior to such sale and are being held pursuant to this Article 118.2) shall be forfeited, the Company shall be freed from any obligation to pay the amount and the Company shall not be obliged to account to, or be liable in any respect to, the recipient or person who would have been entitled to the amount.

118.3	The Company shall not be a trustee of any monies held by it pursuant to Article 118.2, and no interest shall accrue on any such monies.

119.	Payment of dividends to joint holder

119.1

If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder or otherwise by operation of law, any one of them may give effectual receipts for any dividend or other monies payable or property distributable on or in respect of the share.

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Company Number: 102498

120.	Dividend re-investment plan and scrip dividend programme

120.1

The directors may, with the prior sanction of an ordinary resolution of the Company and in accordance with the terms and conditions of such resolution but otherwise as the directors may decide from time to time, offer, implement and maintain one or more share dividend or distribution reinvestment plan or scrip dividend programme for the benefit of the holders of Ordinary Shares of the Company whereby such holders may be given one or more of the following options:

(i)

instead of taking the net cash amount due to them in respect of any dividend (or any part of such dividend) declared or payable on all or any Ordinary Shares held by them either to invest such cash in subscribing for Ordinary Shares in the capital of the Company payable in full or by instalments or in paying up in full or by instalments any unpaid or partly paid Ordinary Shares held by them on the terms of any such plan or programme;

(ii)

instead of taking the net cash amount due to them in respect of any dividend (or any part of such dividend) declared or payable on all or any Ordinary Shares held by them to elect to receive new Ordinary Shares in the capital of the Company credited as fully paid on the terms and conditions of any such plan or programme;

(iii)

to forego their entitlement to any dividend (or any part of such dividend) declared or payable on all or any Ordinary Shares held by them and to take instead fully paid bonus Ordinary Shares on the terms and conditions of any such plan or programme; or

(iv)	any other option in respect of any dividend (or any part of such dividend) on all or any Ordinary Shares held by them as the directors shall decide.

120.2

Where, in the case of any such plan or programme, holders of Ordinary Shares are not entitled to payment of a cash dividend (otherwise than in respect of fractional entitlements), the plan or programme may provide for them to receive allotments of Ordinary Shares credited as fully paid having a value of more than the net cash amount which would otherwise be due to them in respect of the relevant dividend but not exceeding a value equivalent to the sum of the net cash amount of the dividend together with any associated tax credit.

120.3

In the case of any such a plan or program which is a scrip dividend programme, the directors may offer any holders of Ordinary Shares the right to elect to receive an allotment of new Ordinary Shares (“Scrip Shares”) credited as fully paid in lieu of the whole (or some part to be decided by the directors) of a dividend. The entitlement of each holder of Ordinary Shares to Scrip Shares shall be determined by the directors and shall be such whole number of Ordinary Shares as have equal value to, or as near as possible to (but not greater than), the cash amount

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Company Number: 102498

(disregarding any associated tax credit) of the dividend that such holder would have received by way of dividend in the currency in which such dividend was declared. In determining the number of Scrip Shares, the value of an Ordinary Share shall be calculated either: (i) by reference to the average of the US dollar equivalent of the closing mid-price quotations of an Ordinary Share on each of the first five dealing days on which the Ordinary Shares are quoted as being “ex” the relevant dividend, as such price is derived from the Daily Official List of the London Stock Exchange; or (ii) in such manner as the directors may determine on such basis as they consider to be fair and reasonable. The cash amount of the relevant dividend in a particular currency shall be converted into the equivalent amount in another currency if and in such manner as the directors shall so determine. A certificate or report by the auditor of the Company as to the calculation of the relevant value in respect of any dividend shall be conclusive evidence of that amount.

120.4

An ordinary resolution to give the directors authority under this Article 120 may give authority in relation to particular dividends or may extend to all dividends declared or paid in the period specified in the resolution, which may not be longer than the period to (and including) the date of the annual general meeting of the Company held in the third year that commences after the date of the resolution, provided that the directors shall be entitled to make offers or agreements for the allotment of Ordinary Shares before the expiry of the authority granted by the resolution which would or might require Ordinary Shares to be allotted after such expiry and the directors shall be entitled to allot Ordinary Shares pursuant to any such offer or agreement as if such authority had not expired.

120.5

If a holder of Ordinary Shares has elected to receive Scrip Shares in place of a dividend, that dividend (or that part of the dividend in respect of which a right of election has been given) shall not be payable on Ordinary Shares in respect of which the share election has been duly exercised and has not been revoked (the “Elected Ordinary Shares”). In place of such dividend, the following provisions shall apply:

(i)	such number of Scrip Shares as are calculated in accordance with Article 120.3 shall be allotted to the holders of the Elected Ordinary Shares;

(ii)	unless the CREST Regulations require otherwise, if the Elected Ordinary Shares are in uncertificated form on the record date then the Scrip Shares shall be issued as uncertificated shares;

(iii)	if the Elected Ordinary Shares are in certificated form on the record date then the Scrip Shares shall be issued as certificated shares; and

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Company Number: 102498

(iv)	the Scrip Shares allotted shall rank equally in all respects with the fully paid Ordinary Shares then in issue save only as regards participation in the relevant dividend.

120.6

The directors may at any time suspend or terminate or modify any such plan or programme which is in operation (including after making an offer or agreement for the allotment of Ordinary Shares pursuant to the plan or programme).

120.7

For the purposes of any such plan or programme the directors may capitalise out of such of the sums standing to the credit of any of the Company’s reserve accounts (including any share premium account, capital redemption reserve or any other undistributable reserve) or any of the profits available for distribution under the provisions of the Companies Acts and which could otherwise have been applied in paying dividends in cash as the directors may determine, a sum equal to the aggregate nominal amount of any Ordinary Shares to be allotted under any such plan or programme and shall apply the same in paying up in full the appropriate number of Ordinary Shares for allotment and distribution credited as fully paid up to and amongst the holders of Ordinary Shares entitled to the same. A decision of the directors to capitalise any part of such reserve account or profits shall have the same effect as if such capitalisation had been declared by ordinary resolution of the Company in accordance with Article 121.1 and the directors may, in relation to any such capitalisation, exercise all of the powers conferred on them by Article 121.1 without an ordinary resolution under Article 121.1. The directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation and may authorise any person on behalf of all the holders of Ordinary Shares entitled to the same to enter into an agreement with the Company providing for any such capitalisation and incidental matters and any agreement made under such authority shall be effective and binding on all concerned.

120.8

No fraction of any share shall be allotted in relation to any such plan or programme. The directors may make such provisions as they think fit for any fractional entitlements including provisions whereby, in whole or in part, the benefit of such fractional entitlements accrues to the Company (which may retain the proceeds and/or distribute them to such good cause(s) as the directors may decide) and/or under which fractional entitlements are accrued and/or retained on behalf of any member.

120.9

The directors may decide the terms and conditions of any such plan or programme and shall notify or make available to the holders of Ordinary Shares those terms and shall provide or make available to them forms of election so that they may exercise the rights granted.

120.10	Without prejudice to Article 120.9, the directors may determine in relation to any such plan or programme:

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Company Number: 102498

(i)	how any costs relating to that plan or programme will be met, including by deducting a relevant proportion of such costs from the entitlement of each electing member;

(ii)	to set a minimum number of Ordinary Shares that must be held by a member in order to participate in the plan or programme;

(iii)

that the plan or programme shall not be made available to members resident within or beyond specified territories or jurisdictions, or in respect of Ordinary Shares held by an Approved Depositary, or in respect of Ordinary Shares the dividends on which are payable or liable to be payable in a currency other than US dollars or sterling pursuant to provision made under these Articles; and

(iv)

to make any other arrangements which they decide are necessary or convenient to deal with any of legal or practical problems relating to the laws of any territory or the requirements of any recognised regulatory body or stock exchange in any territory or where special formalities would otherwise apply in connection with the plan or programme.

120.11	The power conferred under this Article 120 and by any authority given by ordinary resolution of the Company shall not be exercised unless:

(i)	the Company and the directors shall have all (if any) other necessary powers and authorities to issue sufficient Ordinary Shares; and

(ii)

if any shares are to be allotted other than for cash, the Company shall then have sufficient profits available for distribution or reserves standing to the credit of an appropriate account to give effect to the terms of any such plan.

120.12

In relation to any particular proposed dividend, the directors may decide, and shall so decide if the Company has insufficient reserves or otherwise does not have the necessary authorities or approvals to issue new Ordinary Shares:

(i)	that holders of Ordinary Shares shall not be entitled to make any election to receive shares in place of a cash dividend and that any election previously made shall not extend to such dividend; or

(ii)

at any time prior to the allotment of the Ordinary Shares which would otherwise be allotted in lieu of that dividend, that all elections to take shares shall be treated as not applying to that dividend, and if so, the dividend shall be paid in cash as if no elections had been made in respect of it.

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Company Number: 102498

Capitalisation of profits and reserves

121.	Capitalisation of profits and reserves

121.1

The directors may, with the sanction of an ordinary resolution of the Company, capitalise any sum standing to the credit of any of the Company’s reserve accounts (including any share premium account, capital redemption reserve or other undistributable reserve) or any sum standing to the credit of profit and loss account that is not required for the payment of preferential dividend by appropriating such sum to the members who would have been entitled to it if it were distributed by way of dividend on the Ordinary Shares and in the same proportions and applying such sum on their behalf in paying up in full Ordinary Shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, shares of any other class not being redeemable shares) for allotment and distribution credited as fully paid up to and amongst them as bonus shares in the same proportions. The directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the directors to make such provisions as they think fit for any fractional entitlements which would arise (including provisions as to the date or dates by reference to which the entitlement of such members is to be determined and provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the members concerned). The directors may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for any such capitalisation and incidental matters and any agreement made under such authority shall be effective and binding on all concerned.

Record date

122.	Record date

122.1

Notwithstanding any other provision of these Articles, but subject always to the Companies Acts and the Uncertificated Securities Regulations 2001, the Company or the directors may specify any date ("record date") as the date at the close of business (or such other time as the directors may decide) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular and such record date may be on or at any time before the date on which the same is paid or made or (in the case of any dividend, distribution, interest, allotment or issue) at any time after the same is recommended, resolved, declared or announced but without prejudice to the rights inter se in respect of the same of transferors and transferees of any such shares or other securities.

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Company Number: 102498

122.2

Subject to the provisions of these Articles, every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of members, has been given to the person from whom he derives his title.

Authentication of documents

123.	Authentication of documents

123.1

Any director or the Secretary or any person appointed by the directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the directors or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies of or extracts from them as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office, the local manager or other officer of the Company having the custody of them shall be deemed to be a person appointed by the directors for such authentication purposes (except as otherwise determined by the directors). A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the directors or any committee which is certified as set out in this Article 123.1 shall be conclusive evidence in favour of all persons dealing with the Company upon the faith of such resolution or extract that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

Company seals

124.	General provisions about seals

124.1

The directors shall provide for the safe custody of the Seal and any Securities Seal, and neither shall be used without the authority of the directors or of a committee authorised by the directors in that behalf.

124.2	Affixing any seal of the Company (including the Seal, any Securities Seal and any other seal) to an instrument shall include:

(i)	impressing that seal by mechanical means, or printing that seal or a facsimile of it, on the instrument; and

(ii)	applying that seal or a facsimile of it by any other means to the instrument.

124.3

Every instrument to which the Seal is affixed shall be signed autographically by one authorised person and a witness, by one director and the Secretary or by two directors, save that as regards any certificates for shares, debentures or other securities of the Company, the directors may determine that such signatures, or

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Company Number: 102498

either of them, shall be dispensed with or affixed by some method or system of mechanical or electronic signature. For the purpose of this Article 124.3 an authorised person is any director, the Secretary, or any person authorised by the directors for the purpose of signing instruments to which the Seal is affixed.

124.4

The Securities Seal shall only be used for sealing securities issued by the Company and documents creating or evidencing securities so issued. Any such securities or documents sealed with the Securities Seal shall not require to be signed.

124.5	Where the Companies Acts so permit, any instrument:

(i)	signed by one director in the presence of a witness who attests the director’s signature, by one director and the Secretary or by two directors; and

(ii)	expressed to be executed by the Company,

shall have the same effect as if executed under the Seal.

Inspection and retention of records

125.	Inspection of records

125.1

A member (other than a director) shall not have any right to inspect any of the Company’s accounting records or books or documents except to the extent such right is conferred on that member by law, ordered by a court of competent jurisdiction or authorised by the directors or by ordinary resolution of the Company.

126.	Retention of records

126.1	The Company shall be entitled to destroy:

(i)

all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entry is made in the register, including any notification of change of address, at any time after the expiration of six years from the date of registration or entry;

(ii)

all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address at any time after the expiration of two years from the date of recording the matters in such document;

(iii)	all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation;

(iv)	all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment; and

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Company Number: 102498

(v)

all proxy appointments at any time after the expiration of one year from the end of the meeting to which the appointment relates (or, if later, one year from the closing of the poll at which they were used).

126.2

Any document referred to in Article 126.1 may be destroyed earlier than the relevant date authorised by Article 126.1, provided that a copy of the document in any form (including electronic form) has been made which is not destroyed before that date.

126.3	It shall conclusively be presumed in favour of the Company that:

(i)	every entry in the register purporting to have been made on the basis of an instrument of transfer or other document destroyed in accordance with this Article 126 was duly and properly made;

(ii)	every instrument of transfer destroyed in accordance with this Article 126 was a valid and effective instrument duly and properly registered;

(iii)	every share certificate destroyed in accordance with this Article 126 was a valid and effective certificate duly and properly cancelled; and

(iv)	every other document destroyed in accordance with this Article 126 was a valid and effective document in accordance with its recorded particulars in the books or records of the Company,

but:

(i)	the provisions of this Article 126 apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties) to which the document might be relevant; and

(ii)

nothing in this Article 126 shall be construed as imposing on the Company any liability in respect of the destruction of any document earlier than the time specified in Article 126.1 (subject always to Article 126.2) or in any other circumstances which would not attach to the Company in the absence of this Article 126.

126.4

Any reference in this Article 126 to any document includes a reference to any information held in electronic form and any reference to the destruction of any document includes a reference to its disposal or deletion in any manner.

Method of serving notices

127.	Method of service of notices and documents

127.1	Any notice or document (including a share certificate) may be served on or delivered in hard copy to any member by the Company either:

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Company Number: 102498

(i)

by delivering it or sending it through the post in a prepaid cover (in such form as any director or the Secretary may decide) addressed to such member at his registered address, or (if he has no registered address within the United Kingdom) to the postal address, if any, within the United Kingdom supplied by him to the Company as his address for the service of notices (in the case of a member registered on a branch register any such notice or document may be posted either in the United Kingdom or in the territory in which such branch register is maintained); or

(ii)	by hand, that is by any person (including a courier or process server) handing it to the member or leaving it at the member’s registered address or postal address referred to in paragraph (i) above.

127.2

The Company is generally and unconditionally authorised to use electronic communications with its members and in particular to send or supply documents or information to its members by making them available on a website (and references in this Article 127.2 to documents includes a reference to information). Accordingly, the Company may, subject to the provisions of the Companies Acts, give or send to any members any notice or other document (excluding a share certificate) by electronic communication where:

(i)	the Company and that member have agreed to the use of electronic communication for sending copies of documents to the member and:

(a)	the documents are documents to which the agreement applies; and

(b)	copies of the documents are sent using electronic communication to such address (or to one of such addresses if more than one) as may be notified by the member to the Company for that purpose; or

(ii)	the Company and that member have agreed to that member having access to documents on a website (instead of the documents being sent to him) and:

(a)	the documents are documents to which the agreement applies;

(b)	the text and images in the documents can be (as appropriate) read or seen using the naked eye; and

(c)	the member is notified in a manner agreed for the purpose between the member and the Company of:

(1)	the presence of the documents on a website;

(2)	the address of that website; and

(3)	the place on that website where the documents may be accessed and how they may be accessed; and

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Company Number: 102498

(iii)

the documents are published on that website throughout the period specified in any applicable provision of the Companies Acts or, if there is no such period specified, for a period of not less than twenty-eight days from the date of notification, provided that, if the documents are published on that website for a part but not all of such period, the documents will be treated as published throughout that period if the failure to publish those documents throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

127.3

A member of the Company which is itself a company shall be deemed to have agreed that the Company may send a notice or other document or information in accordance with Article 127.2 if that member is deemed by a provision in the Companies Acts to have agreed that the notice or document or information may be so sent.

128.	Notices by advertisement

128.1

Any notice or document, not being a notice of a general meeting or a notice or document required to be sent or supplied in a particular way under the Companies Acts, shall be sufficiently given, sent or supplied to a member by the Company if it is advertised by such means as the directors may determine, which may, without limitation, include by public announcement by the Company or by advertisement in at least one national newspaper published in the United Kingdom.

Time for receipt of notices and documents

129.	Time for receipt of notices and documents

129.1	Any notice or document sent or supplied to any member by the Company:

(i)

if sent by post, shall be deemed to have been received at the expiration of twenty-four hours (or if first class post was not used at the expiration of forty-eight hours) after the time when the cover containing the same is posted and in proving such service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted;

(ii)	if sent by hand, shall be deemed to have been received on the day it was handed to the member or left at the member’s registered address or postal address; and

(iii)

if sent by electronic communications, shall be deemed to have been received at the expiration of two hours from the time it was sent to an address supplied by the member or of notification to the member of its publication on a website;

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Company Number: 102498

(iv)	if advertised in accordance with Article 128.1 shall be deemed to have been received on the day on which it is so advertised.

Provisions relating to service of notices

130.	Notices to joint holders

130.1

Any notice given to that one of the joint holders of a share whose name stands first in the register of members in respect of the share shall be sufficient notice to all the joint holders in their capacity as such. For such purpose a joint holder having no registered address in the United Kingdom and not having supplied a postal address within the United Kingdom for the service of notices shall be disregarded.

130.2

Save where prohibited by law, in any case where (but for this Article 130.2) the agreement or consent of all the joint holders of a share is required for notice to be served, or documents or information to be sent, in a particular manner, then the agreement or consent of that one of the joint holders of the share whose name stands first in the register of members in respect of the share shall be sufficient agreement or consent for the purpose in question.

131.	Notice of meeting when post not available

131.1

Where, by reason of any suspension or curtailment of postal services, the Company is unable effectively to give notice of a general meeting, or meeting of the holders of any class of shares, the directors may decide that the only persons to whom notice of the affected general meeting must be sent are the directors, the Company’s auditors, those members to whom notice to convene the general meeting can validly be sent by electronic means and those members to whom notification as to the availability of the notice of meeting on a website can validly be sent by electronic means. In any such case the Company shall also:

(i)	advertise the general meeting in at least two national newspapers published in the United Kingdom; and

(ii)

if at least seven clear days before the meeting the posting of notices again becomes practicable, send or supply a confirmatory copy of the notice by post or by hand to members who were not sent the notice but would (but for this Article 131.1) have been entitled to be sent it.

132.	Deemed receipt of notice of meeting

132.1

A member present either in person or by proxy at any meeting of the Company or of the holders of any class of shares shall be deemed to have received notice of the meeting and of the purposes for which it was called.

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Company Number: 102498

133.	Notices to successors of holders

133.1

A person entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law shall, upon supplying to the Company such evidence as the directors may reasonably require to show his title to the share and a postal address within the United Kingdom for the service and delivery of notices and documents, or an address for service by electronic communications, be entitled to have served upon or delivered to him at any address given by him any notice or document to which the member would but for his death or bankruptcy (or otherwise by operation of law) have been entitled. Any such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested in the share.

133.2

Subject to Article 133.1, any notice or document delivered or sent to a member in accordance with these Articles shall, notwithstanding that such member is then dead or bankrupt or in liquidation (or otherwise not entitled to the share by operation of law), and whether or not the Company has notice of his death or bankruptcy or liquidation (or other entitlement to the share by operation of law), be deemed to have been duly served or delivered.

134.	Loss of entitlement to notices

134.1

A member who has no registered address within the United Kingdom and has not supplied to the Company a postal address within the United Kingdom for the service of notices, or an address for the service of notices by electronic communication, shall not be entitled to receive notices from the Company.

134.2

If on three consecutive occasions a notice to a member has been returned undelivered, such member shall not be entitled to receive notices from the Company until he has communicated with the Company and supplied in writing to the Registrar’s Office a new registered address or a postal address within the United Kingdom for the service of notices, or has informed the Company, in such manner as may be specified by the Company, of an address for the service of notices by electronic communication. For these purposes, a notice sent by post shall be treated as returned undelivered if the notice is sent back to the Company (or its agent), and a notice sent by electronic communication shall be treated as returned undelivered if the Company (or its agent) receives notification that the notice was not delivered to the address to which it was sent.

Winding-up

135.	Petitioning for winding-up

135.1	The directors shall have power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up.

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Company Number: 102498

136.	Powers of liquidator

136.1	If the Company shall be wound up (whether the liquidation is voluntary, under supervision or by the Court) the liquidator may, with the authority of a special resolution:

(i)

divide among the members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may decide how such division shall be carried out as between the members or different classes of members; and

(ii)	vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator shall think fit,

and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

Indemnity for directors and officers

137.	Indemnity for directors and officers

137.1

Subject to the provisions of and so far as may be consistent with the Companies Acts, every current or former director, Secretary, or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and/or discharge of his duties and/or the exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office.

Approved Depositaries

138.	Appointment of an Approved Depositary

138.1	The directors may appoint as an approved depositary (“Approved Depositary”) any person:

(i)	who is a member holding Ordinary Shares; or

(ii)	on whose behalf Ordinary Shares are held by a nominee,

and the appointment of an Approved Depositary already effected prior to the adoption of these Articles shall remain in force on the terms and conditions as approved by the directors.

BP p.l.c.

Company Number: 102498

139.	An Approved Depositary’s Nominee

139.1	An Approved Depositary’s “Nominee” shall mean any member who holds Ordinary Shares as the Approved Depositary’s nominee.

140.	Manner of appointing an Approved Depositary

140.1

The appointment of an Approved Depositary shall be in writing and may be in relation to all or any specified number of such person’s Overall Holding and be on such terms and conditions as the directors may approve.

141.	Overall holding in relation to an Approved Depositary

141.1

The expression “Overall Holding” in relation to an Approved Depositary means the aggregate of the Ordinary Shares which shall for the time being be registered in the name of the Approved Depositary or its Nominee.

142.	The Approved Depositary Register

142.1

An Approved Depositary shall maintain a register or system(s) (“Approved Depositary Register”) in which shall be recorded the number of Ordinary Shares in relation to which the Approved Depositary has been appointed (“Specified Shares”).

142.2

An Approved Depositary or its Nominee may appoint such person as it thinks fit as its proxy (including appointment by electronic communication) in relation to Specified Shares by entering the name of each such person (“Appointed Person”) in the Approved Depositary Register together with such details as the directors shall require.

142.3

Upon the entry of an Appointed Person’s name in the Approved Depositary Register the Approved Depositary or its Nominee shall be deemed to have appointed such person as its proxy and otherwise conferred on him the rights set out under Article 144.

142.4	The Approved Depositary Register shall:

(i)	in the case of each Appointed Person specify the number (the “Appointed Number”) of Specified Shares in respect of which the appointment of the Appointed Person as a proxy has been made; and

(ii)	be open to inspection by any person authorised by the Company or the Approved Depositary during usual business hours.

142.5	The Approved Depositary shall furnish to the Company or its agents upon demand all such information contained in the Approved Depositary Register, or any part of it as may be requested.

BP p.l.c.

Company Number: 102498

143.	Restrictions on an Approved Depositary

143.1	In relation to an Approved Depositary:

(i)	the aggregate of Appointed Numbers of Appointed Persons recorded in the Approved Depositary Register shall not exceed the aggregate number of Specified Shares so recorded; and

(ii)	the aggregate number of Specified Shares recorded in the Approved Depositary Register shall not exceed the Approved Depositary’s Overall Holding.

144.	Rights of Appointed Persons

144.1	Subject to the Companies Acts and subject to the provisions of these Articles an Appointed Person:

(i)

shall upon production to the Company at any general meeting of written evidence of his status as an Appointed Person (which shall be in such form as the Company and the Approved Depositary shall determine from time to time) be entitled in relation to that meeting to the same rights, and subject to the same restrictions, in relation to his Appointed Number of Specified Shares as though he had been validly appointed as a proxy in relation to such Specified Shares by his Approved Depositary or his Approved Depositary’s Nominee in accordance with Articles 67 – 72 (inclusive); and

(ii)

shall himself be entitled to appoint any other person as proxy in relation to his Appointed Number of Specified Shares (or some lesser number of them) using any of the means by which a proxy may be appointed under or pursuant to Articles 67 – 72 (inclusive) and so that the provisions of these Articles relating to the appointment by a member of a person to act as proxy, and to the revocation of such an appointment, and relating to the rights and duties of the person so appointed, shall apply equally in relation to the appointment of a person as the proxy of an Appointed Person in relation to his Appointed Number of Specified Shares, as though the Appointed Person was the registered holder of Ordinary Shares of the Appointed Number and he had appointed his proxy under or pursuant to the provisions of Articles 67 – 72 (inclusive).

144.2

Subject to such terms and conditions as may have been agreed between the Company and the Approved Depositary and to such terms and conditions as govern the relationship between the Approved Depositary and its Appointed Persons, the Approved Depositary or its Nominee shall, on the request of an Appointed Person, exercise in relation to the Appointed Person’s Appointed Number of Specified Shares such other rights in relation to general meetings of

BP p.l.c.

Company Number: 102498

the Company as may be conferred upon a member of the Company by the Companies Acts and these Articles.

145.	Reserved rights of an Approved Depositary

145.1

For the avoidance of doubt and subject to Article 149.1 an Approved Depositary or its Nominee shall as between the Approved Depositary or its Nominee on the one hand and the Company on the other be entitled in relation to any general meeting to exercise all the voting rights in relation to all or any of the shares comprised in that Approved Depositary’s Overall Holding, and in particular may exercise the right to vote in person (or by corporate representative) notwithstanding the appointment by that Approved Depositary or its Nominee of any Appointed Person(s), the rights conferred by such appointment, or the exercise of such rights.

146.	Service of notices and documents on Appointed Persons

146.1

The Company may, if requested by any Approved Depositary, send to each Appointed Person entered in the Approved Depositary Register all notices and other documents which are sent to the holders of Ordinary Shares. Any such notices and documents shall be sent to the postal address of the Appointed Person in question as it appears in the Approved Depositary Register, save that if he shall have an address for electronic communication recorded in the Approved Depositary Register, they may be sent by electronic communication to that address.

147.	Payments to Appointed Persons

147.1

The Company may if requested by an Approved Depositary pay to an Appointed Person at his postal address as shown in the Approved Depositary Register or by electronic funds transmission to an account notified by the Approved Person all dividends payable on the Ordinary Shares in respect of which he has been appointed as an Appointed Person, and payment of any such dividend shall be a good discharge to the Company of its obligation to make payment of the dividend in question in respect of the Ordinary Shares concerned.

148.	Record dates in relation to Appointed Persons

148.1	For the purposes of determining which persons are entitled as Appointed Persons:

(i)	to exercise the rights conferred by Article 144;

(ii)	to receive documents sent pursuant to Article 146.1; and

(iii)	to be paid dividends paid pursuant to Article 147.1,

BP p.l.c.

Company Number: 102498

and each such person’s Appointed Number of Specified Shares the Approved Depositary may determine that the Appointed Persons so entitled shall be the persons entered as such in the Approved Depositary Register at the close of business on any date specified for the particular purpose and determined by agreement between the Approved Depositary and the Company (the “Approved Depositary Record Date”).

148.2	When the Approved Depositary Record Date is determined for a particular purpose then, subject to Article 149.1:

(i)

each Appointed Person’s Appointed Number of Specified Shares shall be the number appearing against his name in the Approved Depositary Register as at the close of business on the Approved Depositary Record Date; and

(ii)

changes to entries in the Approved Depositary Register after the close of business on the Approved Depositary Record Date shall be disregarded in determining the entitlement of any person for the particular purpose specified in setting the Approved Depositary Record Date.

149.	Adjustments to votes of an Approved Depositary

149.1	If it appears:

(i)	in relation to a particular resolution at a particular meeting; and

(ii)	in relation to a particular Approved Depositary,

that the aggregate number of votes cast by or on behalf of the Approved Depositary would without an adjustment exceed that Approved Depositary’s Overall Holding at the time specified under Article 47.5 for establishing the entitlement of members of the Company to attend or vote at the meeting then such adjustments shall be made to the aggregate number of votes cast for or against the resolution so that the total number of votes cast by or on behalf of the Approved Depositary does not exceed that Approved Depositary’s Overall Holding and the following provisions for making that adjustment shall apply:

(a)

such adjustments (which may be adjustments to nil) may be adjustments of all votes which would otherwise be cast by or on behalf of the Approved Depositary or of some of them only and then in the latter event such adjustments may vary as between some votes and others;

(b)	if it is willing and able to do so within such time as the chairman of the meeting may prescribe, such adjustments shall be made by the Approved Depositary;

(c)	in any other case such adjustments shall be made by the chairman of the meeting on a pro rata basis or in such other manner as may have been

BP p.l.c.

Company Number: 102498

prescribed by rules or procedures made or established by the directors for the purposes of Article 72 or this paragraph (c); and

(d)	any adjustments made in good faith in accordance with this Article 149.1 shall be final and conclusive and binding on all persons interested,

and for the avoidance of doubt votes cast by or on behalf of the Approved Depositary shall include votes cast by its Nominee, or by any Appointed Person appointed by that Depositary or its Nominee, or by any proxy of such an Appointed Person.

150.	Appointed Persons and no recognition of trusts

150.1

Except as required by law, no Appointed Person shall be recognised by the Company as holding any interest in shares upon any trust and, subject to the recognition of the rights conferred in relation to general meetings by appointments made by Appointed Persons pursuant to paragraph (ii) of Article 144.1, the Company shall be entitled to treat any person entered in the Approved Depositary Register as an Appointed Person as the only person (other than the Approved Depositary or its Nominee) who has any interest in the Specified Shares in respect of which the Appointed Person has been appointed.

151.	Determination of questions relating to an Appointed Person’s rights

151.1

Subject and without prejudice to the provisions of Article 149.1, if in any circumstances other than those provided for in Article 149.1 any question shall arise as to whether an Appointed Person or a proxy for an Appointed Person has been validly appointed to vote (or exercise any other right) in respect of any Specified Shares or as to the Appointed Number of Specified Shares in respect of which he is entitled to do so, then:

(i)

if such question arises at or in relation to a general meeting it shall be determined by the chairman of the meeting or in such other manner as may have been prescribed by rules or procedures made or established by the directors under Article 72; and

(ii)	if it arises in any other circumstances it shall be determined by the directors,

and any such determination if made in good faith shall be final and conclusive and binding on all persons interested.